                                                                   EXHIBIT 10.46

                                                               EXECUTION VERSION

================================================================================

                          CREDIT AGREEMENT (MULTI-YEAR)

                          Dated as of December 6, 2001

                                      among


                               SANMINA CORPORATION
                                       and
                              CERTAIN SUBSIDIARIES,
                                  as Borrowers,

                             BANK OF AMERICA, N.A.,
                           as Administrative Agent and
                                   L/C Issuer,

                               CITICORP USA, INC.
                                       as
                               Syndication Agent,

                            SALOMON SMITH BARNEY INC.
                                       as
                                  Co-Arranger,

                               ABN AMRO BANK N.V.,
                             THE BANK OF NOVA SCOTIA
                                       and
                                BARCLAYS BANK PLC
                                       as
                            Co-Documentation Agents,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

================================================================================

                             [BANK OF AMERICA LOGO]

                                      TABLE OF CONTENTS

Section                                                                                       Page
-------                                                                                       ----
Article I. DEFINITIONS AND ACCOUNTING TERMS.................................................    1
        1.01   Defined Terms................................................................    1
        1.02   Other Interpretive Provisions................................................   24
        1.03   Accounting Terms.............................................................   24
        1.04   Rounding.....................................................................   25
        1.05   References to Agreements and Laws............................................   25
        1.06   Exchange Rates; Currency Equivalents.........................................   25
        1.07   Additional Alternative Currencies............................................   26
        1.08   Redenomination of Certain Alternative Currencies.............................   26

Article II. THE COMMITMENTS AND CREDIT EXTENSIONS...........................................   26
        2.01   Loans........................................................................   26
        2.02   Borrowings, Conversions and Continuations of Loans...........................   27
        2.03   Letters of Credit............................................................   29
        2.04   Prepayments..................................................................   36
        2.05   Reduction or Termination of Commitments......................................   36
        2.06   Repayment of Loans...........................................................   37
        2.07   Interest.....................................................................   37
        2.08   Fees.........................................................................   37
        2.09   Computation of Interest and Fees.............................................   38
        2.10   Evidence of Debt.............................................................   38
        2.11   Payments Generally...........................................................   39
        2.12   Sharing of Payments..........................................................   41
        2.13   Increase in Commitments......................................................   41
        2.14   Security and Guaranties......................................................   43

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY.........................................   43
        3.01   Taxes........................................................................   43
        3.02   Illegality...................................................................   45
        3.03   Inability to Determine Rates.................................................   45
        3.04   Increased Cost and Reduced Return; Capital Adequacy; Reserves on
               Eurocurrency Rate Loans......................................................   46
        3.05   Compensation for Losses......................................................   47
        3.06   Matters Applicable to all Requests for Compensation..........................   47
        3.07   Survival.....................................................................   48

Article IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.......................................   48
        4.01   Conditions of Initial Credit Extension.......................................   48
        4.02   Conditions to all Credit Extensions..........................................   51

Article V. REPRESENTATIONS AND WARRANTIES...................................................   51
        5.01   Existence, Qualification and Power; Compliance with Laws.....................   52

Section                                                                                       Page
-------                                                                                       ----
        5.02   Authorization; No Contravention..............................................   52
        5.03   Governmental Authorization; Other Consents...................................   52
        5.04   Binding Effect...............................................................   52
        5.05   Financial Statements; No Material Adverse Effect.............................   53
        5.06   Litigation...................................................................   53
        5.07   No Default...................................................................   53
        5.08   Ownership of Property; Liens.................................................   54
        5.09   Environmental Compliance.....................................................   54
        5.10   Insurance....................................................................   54
        5.11   Taxes........................................................................   54
        5.12   ERISA Compliance; Foreign Plans..............................................   54
        5.13   Subsidiaries.................................................................   55
        5.14   Margin Regulations; Investment Company Act; Public Utility Holding
               Company Act..................................................................   56
        5.15   Disclosure...................................................................   56
        5.16   Intellectual Property; Licenses, Etc.........................................   56
        5.17   Pledge.......................................................................   57
        5.18   Consummation of SCI Merger...................................................   57
        5.19   Merger Representations.......................................................   57

Article VI. AFFIRMATIVE COVENANTS...........................................................   57
        6.01   Financial Statements.........................................................   57
        6.02   Certificates; Other Information..............................................   58
        6.03   Notices......................................................................   59
        6.04   Payment of Obligations.......................................................   60
        6.05   Preservation of Existence, Etc...............................................   60
        6.06   Maintenance of Properties....................................................   60
        6.07   Maintenance of Insurance.....................................................   60
        6.08   Compliance with Laws.........................................................   60
        6.09   Books and Records............................................................   61
        6.10   Inspection Rights............................................................   61
        6.11   Compliance with ERISA and Foreign Plans......................................   61
        6.12   Use of Proceeds..............................................................   61
        6.13   Change in Material Subsidiaries..............................................   62
        6.14   Opinions of Counsel Concerning Foreign Subsidiaries; Additional Items........   64
        6.15   Further Assurances...........................................................   64
        6.16   Hadco Subordinated Notes.....................................................   64

Article VII. NEGATIVE COVENANTS.............................................................   65
        7.01   Liens........................................................................   65
        7.02   Investments..................................................................   67
        7.03   Indebtedness.................................................................   69
        7.04   Fundamental Changes..........................................................   71
        7.05   Dispositions.................................................................   71
        7.06   Lease Obligations............................................................   72
        7.07   Restricted Payments..........................................................   73

Section                                                                                       Page
-------                                                                                       ----
        7.08   ERISA; Foreign Plans.........................................................   73
        7.09   Change in Nature of Business.................................................   74
        7.10   Transactions with Affiliates.................................................   74
        7.11   Burdensome Agreements........................................................   74
        7.12   Use of Proceeds..............................................................   74
        7.13   Financial Covenants..........................................................   74
        7.14   SCI Merger Documents.........................................................   75

Article VIII. EVENTS OF DEFAULT AND REMEDIES................................................   75
        8.01   Events of Default............................................................   75
        8.02   Remedies Upon Event of Default...............................................   78

Article IX. ADMINISTRATIVE AGENT............................................................   78
        9.01   Appointment and Authorization of Administrative Agent........................   78
        9.02   Delegation of Duties.........................................................   79
        9.03   Liability of Administrative Agent............................................   79
        9.04   Reliance by Administrative Agent.............................................   80
        9.05   Notice of Default............................................................   80
        9.06   Credit Decision; Disclosure of Information by Administrative Agent...........   81
        9.07   Indemnification of Administrative Agent......................................   81
        9.08   Administrative Agent in its Individual Capacity..............................   82
        9.09   Successor Administrative Agent...............................................   82
        9.10   Other Agents; Lead Managers..................................................   83
        9.11   Collateral Matters...........................................................   83

Article X. MISCELLANEOUS....................................................................   83
        10.01  Amendments, Etc..............................................................   83
        10.02  Notices and Other Communications; Facsimile Copies...........................   85
        10.03  No Waiver; Cumulative Remedies...............................................   86
        10.04  Attorney Costs, Expenses and Taxes...........................................   86
        10.05  Indemnification by the Company...............................................   86
        10.06  Marshalling; Payments Set Aside..............................................   87
        10.07  Successors and Assigns.......................................................   87
        10.08  Confidentiality..............................................................   90
        10.09  Set-off......................................................................   91
        10.10  Interest Rate Limitation.....................................................   91
        10.11  Counterparts.................................................................   92
        10.12  Integration..................................................................   92
        10.13  Survival of Representations and Warranties...................................   92
        10.14  Severability.................................................................   92
        10.15  Addition of Designated Borrowers.............................................   92
        10.16  Tax Forms....................................................................   93
        10.17  Removal and Replacement of Lenders...........................................   94
        10.18  Governing Law................................................................   95
        10.19  Waiver of Right to Trial by Jury.............................................   95
        10.20  Waiver of Immunity...........................................................   96

Section                                                                                       Page
-------                                                                                       ----
        10.21  Judgment Currency............................................................   96
        10.22  Designation as Senior Debt...................................................   96

SCHEDULES

        1.01   Mandatory Cost Rate
        2.01   Commitments and Pro Rata Shares
        10.02  Eurocurrency and Domestic Lending Offices, Addresses for Notices

EXHIBITS

               FORM OF

        A      Notice
        B      Note
        C      Compliance Certificate
        D      Assignment and Acceptance
        E      Stock Pledge Agreement
        F      Company Guaranty
        G      Subsidiary Guaranty
        H      Designated Borrower Request and Assumption Agreement
        I      Designated Borrower Notice
        J      Opinion of U.S. Company Counsel
        K      Joinder Agreement

                                CREDIT AGREEMENT
                                  (MULTI-YEAR)

        This CREDIT AGREEMENT (MULTI-YEAR) (this "Agreement") is entered into as of December 6, 2001 among SANMINA CORPORATION, a Delaware corporation (the "Company"), certain Subsidiaries of the Company that from time to time become parties hereto pursuant to Section 10.15 (each a "Designated Borrower" and, together with the Company, the "Borrowers" and, each a "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender") and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

        The Company has requested that the Lenders provide a revolving multicurrency credit facility with a letter of credit subfacility, and the Lenders are willing to do so on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

        1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

        "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Company).

        "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

        "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

        "Agent-Related Persons" means the Administrative Agent and the Collateral Agent (including any successor agent or agents), together with their Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Collateral Agent and the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Aggregate Commitments" means the Commitments of the Lenders.

        "Agreement" means this Credit Agreement.

        "Alternative Currency" means each of Euro, Krona, Sterling, Yen and each other lawful currency (other than Dollars) that is freely available and freely transferable and convertible into Dollars and which is approved by all the Lenders in accordance with Section 1.07.

        "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

        "Alternative Currency Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "Applicable Currency" has the meaning specified in Section 3.02.

        "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating existing at such time:

  Pricing           Debt Rating           Base       Eurocurrency    Utilization     Facility
   Level           S&P / Moody's          Rate       Rate & L/Cs         Fee           Fee
  -------        ---------------         ------      ------------    -----------     --------
     1           >/- BBB / Baa2              0%         0.700%          0.125%        0.175%
     2              BBB- / Baa3              0%         0.900%          0.125%        0.225%
     3               BB+ / Ba1               0%         1.000%          0.250%        0.250%
     4               BB / Ba2                0%         1.100%          0.250%        0.400%
     5           </- BB- / Ba3           0.250%         1.250%          0.500%        0.500%

        As used in this definition, "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's of the Company's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the lower of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply;

provided, further, however, initially, the Applicable Rate shall be determined based upon Pricing Level 3 until December 31, 2001.

        Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the next Business Day after the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

        "Applicable Time" means, with respect to any borrowings and payments in Alternative Currencies, the local times in the place of settlement for such Alternative Currencies as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

        "Applicant Borrower" has the meaning specified in Section 10.15.

        "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

        "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D.

        "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

        "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (c) in respect of any Permitted Securitization, an amount equal to (i) the outstanding principal amount of Indebtedness incurred at such time by the Securitization Subsidiary, or (ii) if the Securitization Subsidiary has incurred no such Indebtedness, the unrecovered purchase price of all Permitted Receivables (or interest therein) sold or transferred by such Securitization Subsidiary to the conduit entity or other receivables credit provider relating to such Permitted Securitization.

        "Audited Financial Statements" means the audited consolidated balance sheet of (i) the Company and its Subsidiaries for the fiscal year ended September 30, 2000, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year of the Company and (ii) SCI and its Subsidiaries for the fiscal year ended June 30, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year of SCI.

        "Bank of America" means Bank of America, N.A.

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

        "Borrower" and "Borrowers" each has the meaning specified in the introductory paragraph hereto.

        "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type, in the same currency and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any Eurocurrency Rate Loan denominated in a currency other than Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London interbank market or (b) if such day relates to any Eurocurrency Rate Loan denominated in Euro, means a TARGET Day.

        "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America or other institutions satisfactory to it and shall be subject to such Lien documentation as Bank of America shall reasonably request; provided, any such documentation shall provide for "control" (within the meaning of the Uniform Commercial Code in any applicable jurisdiction) of such cash or deposit account.

        "Change of Control" means, with respect to any Person, an event or series of events by which:

               (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that such a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Securities of such Person entitled to vote for members of the board of directors or equivalent governing body on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

               (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
        (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

        "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(g) and (h), waived by the Person entitled to receive the applicable payment).

        "Code" means the Internal Revenue Code of 1986.

        "Collateral" means the Pledged Shares and all other property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any of its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Collateral Agent, the Administrative Agent or the Lenders under any Collateral Document.

        "Collateral Agent" means Bank of America in its capacity as collateral agent under any Stock Pledge Agreement or any other Loan Document, or any successor collateral agent.

        "Collateral Documents" means, collectively, the Stock Pledge Agreements and all other security agreements, pledge agreements and other similar agreements between the Company or any Subsidiary of the Company and the Administrative Agent, the Collateral Agent or any Lender now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary of the Company as debtor in favor of the Administrative Agent, the Collateral Agent or any Lender, as secured party.

        "Commitment" means, as to each Lender, its obligation to (a) make Loans to the Borrowers pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

        "Company" means Sanmina Corporation, a Delaware corporation.

        "Company Guaranty" means the Guaranty made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

        "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

        "Consolidated Cash Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all cash interest, premium payments, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the cash portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP. For purposes of determining Consolidated Cash Interest Charges of the Company and its Subsidiaries in connection with the calculation of the Interest Coverage Ratio following the Acquisition of any Acquiree (as such term is defined in the definition of Consolidated EBIT) otherwise permitted hereunder, if Consolidated EBIT shall be adjusted as provided in the definition thereof upon the Acquisition of such Acquiree for any Calculation Period (as such term is defined in the definition of Consolidated EBIT), then Consolidated Cash Interest Charges for such Calculation Period shall be adjusted on a historical pro forma basis to
(A) eliminate any cash interest charges described in clauses (a) and (b) above accrued during such Calculation Period on any Indebtedness repaid in connection with such Acquisition and (B) include any such cash interest charges accrued during such Calculation Period on any Indebtedness incurred, acquired or assumed in connection with such Acquisition. Any certificate of a Responsible Officer delivered to the Administrative Agent and the Lenders setting forth adjustments to Consolidated EBIT for such Calculation Period shall also set forth the adjustments to Consolidated Cash Interest Charges in connection therewith.

        "Consolidated EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of Consolidated Net Income, (d) cash and noncash charges for the fiscal quarters ending March 31, 2001 (not exceeding $144,000,000 for such quarter), June 30, 2001 (not exceeding $50,000,000 for such quarter) and September 30, 2001 (not exceeding $366,000,000 for such quarter), (e) nonrecurring charges taken by the Company in any fiscal quarter after September 30, 2001 in connection with the SCI Merger in an aggregate amount for all such quarters not to exceed $195,000,000, (f) accounting prescribed pre-merger nonrecurring restructuring charges taken against income by SCI during the period beginning on October 1, 2001 and ending on the Closing Date in connection with the SCI Merger in an aggregate amount for such period not to exceed $100,000,000, (g) accounting prescribed pre-merger nonrecurring purchase price adjustment charges taken against income by SCI during the period beginning on October 1, 2001 and ending on the Closing Date in connection with the SCI Merger in an aggregate amount for such period not to exceed $100,000,000 and (h) nonrecurring noncash charges (other than in connection with the SCI Merger) for any fiscal quarter after December 31, 2001. For purposes of determining Consolidated EBIT of the Company and its Subsidiaries in connection with the calculation of the Interest Coverage Ratio following the Acquisition of any Person (an "Acquiree") otherwise permitted hereunder, Consolidated EBIT shall, at the election of the Company, be adjusted upon the Acquisition of such Acquiree (i) to include the historical financial results of such Acquiree for the four fiscal quarter period ("Calculation Period") for which Consolidated EBIT is calculated hereunder, until such time as the first day of any Calculation Period falls on or after the date on which the Acquisition of such Acquiree is consummated; and
(ii) to exclude any specific, identifiable expense items which are eliminated as a result of the Acquisition of such Acquiree at the closing thereof; provided that (1) supporting financial information relating thereto and satisfactory to the Required Lenders shall have been received by the Administrative Agent and the Lenders and (2) the Required Lenders shall have approved of such adjustment. Notwithstanding the immediately preceding sentence, if audited financial statements accompanied by an unqualified opinion of an independent auditor of recognized national standing are delivered to the Administrative Agent and the Lenders in respect of such Acquiree for the then most recent fiscal year of such Person, then the approval of the Required Lenders shall not be required for such adjustments to Consolidated EBIT. Any such adjustment may only be made after the Administrative Agent and the Lenders shall have received a certificate of a Responsible Officer clearly setting forth such adjustments.

        "Consolidated Funded Indebtedness" means, as of any date of determination, the consolidated total Indebtedness of the Company and its Subsidiaries minus any portion thereof consisting of Indebtedness described in clauses (b) or (c) of the definition thereof.

        "Consolidated Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of Consolidated Cash Interest Charges for such period and Consolidated Non-Cash Interest Charges for such period.

        "Consolidated Net Income" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries from continuing operations for that period, excluding (i) gains or losses from Dispositions of assets and (ii) other extraordinary items, in each case for that period.

        "Consolidated Non-Cash Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all non-cash interest, premium payments, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the non-cash portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

        "Consolidated Shareholders' Equity" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

        "Consolidated Tangible Net Worth" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Consolidated Shareholders' Equity of the Company and its Subsidiaries on that date minus the Intangible Assets of the Company and its Subsidiaries on that date.

        "Consolidated Total Capitalization" means, as of any date of determination, Consolidated Funded Indebtedness plus Consolidated Shareholders' Equity.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Convertible Notes" means notes that are convertible into capital stock of the Company or any of its Subsidiaries at the option of the holders thereof.

        "Credit Extension" means either of the following: (a) a Borrowing, and
(b) an L/C Credit Extension.

        "Debt Rating" has the meaning set forth in the definition of "Applicable Rate."

        "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

        "Designated Borrower Notice" has the meaning set forth in Section 10.15.

        "Designated Borrower Request and Assumption Agreement" has the meaning set forth in Section 10.15.

        "Disclosure Letter" means the disclosure letter of the Company to the Administrative Agent and the Lenders dated as of the Closing Date.

        "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        "Dollar" and "$" means lawful money of the United States.

        "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

        "Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary.

        "Eligible Assignee" has the meaning specified in Section 10.07(h).

        "Eligible Material Subsidiary" shall mean, at any time, any Material Subsidiary that is not then an Ineligible Material Subsidiary.

        "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.

        "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the "euro" or otherwise).

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or policies, including, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

        "Equity Securities" means, as to any Person, the capital stock of any class or classes or other equity, partnership or other ownership interests (however designated and including general partnership interests in a partnership).

        "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

        "Euro" means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

        "Eurocurrency Rate" means (a) (a) for any Interest Period with respect to any Eurocurrency Rate Loan other than one referred to in subsection (b) of this definition:

               (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (ii) if the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (iii) if the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upwards to the next 1/100th of 1%) at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London branch or Affiliate) to major banks in the offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; and

               (b) for any Interest Period with respect to any Eurocurrency Rate Loan advanced by a Lender required to comply with the relevant requirements of the Bank of England and the Financial Services Authority of the United Kingdom, the sum of (i) the rate determined in accordance with subsection (a) of this definition and
        (ii) the Mandatory Cost Rate for such Interest Period.

        "Eurocurrency Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

        "Event of Default" has the meaning specified in Section 8.01.

        "Existing Letters of Credit" means the letters of credit identified in
Section 1.01 of the Disclosure Letter.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        "Fee Letter" has the meaning specified in Section 2.10.

        "First Tier Foreign Subsidiary" means, at any date of determination, each Foreign Subsidiary in which any one or more of the Company or its Domestic Subsidiaries owns directly more than 50%, in the aggregate, of the Equity Securities of such Subsidiary.

        "Foreign Lender" has the meaning specified in Section 10.16(a).

        "Foreign Non-Significant Subsidiary" means a Foreign Subsidiary with assets with a book value equal to $5,000,000 or less.

        "Foreign Plan" shall mean any employee benefit plan maintained by the Company or any of its Subsidiaries which is mandated or governed by any Laws of any Governmental Authority other than the United States.

        "Foreign Subsidiary" shall mean any Subsidiary of the Company that is organized under the laws of a jurisdiction other than the United States or a state thereof.

        "FRB" means the Board of Governors of the Federal Reserve System of the United States.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantors" means, collectively, the Company, and each of the Subsidiaries of the Company (other than any Securitization Subsidiary) executing the Subsidiary Guaranty as of the Closing Date or thereafter (as provided in Section 6.13).

        "Guaranties" means the Company Guaranty and the Subsidiary Guaranty.

        "Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith and in the case of contingent obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

        "Hadco Indenture" has the meaning specified in Section 10.22.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

        "Indebtedness" means, without duplication, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

               (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

               (c) net obligations under any Swap Contract in an amount equal to
        (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

               (d) all obligations of such Person to pay the deferred purchase price of property or services and indebtedness (excluding prepaid interest thereon and excluding royalty payables and trade payables entered into in the ordinary course of business) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

               (e) Attributable Indebtedness in respect of capital leases, Synthetic Lease Obligations and Permitted Securitizations; and

               (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

        For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary recourse exceptions acceptable to the Required Lenders). The amount of any capital lease, Synthetic Lease Obligation or Permitted Securitization as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

        "Indemnified Liabilities" has the meaning set forth in Section 10.05.

        "Indemnitees" has the meaning set forth in Section 10.05.

        "Ineligible Material Subsidiary" shall mean, at any time, any Material Subsidiary (a) that is then prohibited by any applicable Law from acting as a Guarantor under the Subsidiary Guaranty or (b) that then would incur, or would cause the Company to incur, a significant increase in its tax liabilities or similar liabilities or obligations as a result of acting as a Guarantor under the Subsidiary Guaranty.

        "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

        "Interest Coverage Ratio" means, as of any date of determination, the ratio of Consolidated EBIT for the period of the four consecutive fiscal quarters ending on such date to Consolidated Cash Interest Charges for such period.

        "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

        "Interest Period" means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or (in the case of any Eurocurrency Rate Loan) converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice; provided that:

               (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

        "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

        "IP Rights" has the meaning set forth in Section 5.16.

        "IRS" means the United States Internal Revenue Service.

        "Joinder Agreement" means a Joinder Agreement in substantially the form of Exhibit J.

        "Krona" means the lawful currency of Sweden.

        "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

        "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

        "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

        "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

        "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all outstanding L/C Borrowings.

        "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

        "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify to the Company and the Administrative Agent.

        "Letters of Credit" means any Dollar standby letters of credit issued hereunder and shall include the Existing Letters of Credit.

        "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

        "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

        "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "Leverage Ratio" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated Total Capitalization.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable or similar filing under the Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

        "Loan" has the meaning specified in Section 2.01.

        "Loan Documents" means this Agreement, the Disclosure Letter, each Note, the Fee Letter, each Request for Credit Extension, each Designated Borrower Request and Assumption Agreement, each Compliance Certificate, the Collateral Documents, the Guaranties, each Joinder Agreement, and each other document, instrument or agreement from time to time executed by the Company or any of its Subsidiaries or any Responsible Officer thereof and delivered in connection with this Agreement or any other Loan Document.

        "Loan Parties" means, collectively, the Company, each Designated Borrower, each Guarantor and each Pledgor.

        "Mandatory Cost Rate" means, with respect to any period, a rate per annum determined in accordance with Schedule 1.01.

        "Mandatory Cost Reference Lender" means each of Bank of America and Citibank, N.A.

               "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

        "Material Subsidiary" shall mean, at any time during any fiscal year of the Company, any Subsidiary of the Company that (i) held assets, excluding Intangible Assets, on the last day of the immediately preceding fiscal year with a book value equal to or greater than $150,000,000 as set forth or reflected in the audited financial statements provided pursuant to Section 6.01(a) or (ii) with respect to any Subsidiary added or created during such year, held assets, excluding Intangible Assets, on the last day of the immediately preceding quarter with a book value equal to or greater than $150,000,000 as set forth in financial statements provided and reasonably satisfactory to the Administrative Agent and the Required Lenders.

        "Maturity Date" means (a) December 6, 2004, or (b) such earlier date upon which the Aggregate Commitments may be terminated in accordance with the terms hereof.

        "Merger Sub" means Sun Acquisition Subsidiary, Inc., a Delaware corporation.

        "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

        "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

        "Net Disposition Proceeds" means, in respect of any Disposition of any property, net proceeds of such Disposition, calculated exclusive of reasonable out-of-pocket expenses and taxes actually paid in connection with such Disposition and exclusive of the amount of any Indebtedness secured solely or principally by such property and actually repaid.

        "Net Issuance Proceeds" means, as to any issuance or other incurrence of debt or any issuance of equity or capital stock by any Person, cash proceeds and other proceeds (of property or other tangible assets) received or receivable by such Person in connection therewith, net of out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

        "Non-Material Subsidiary" shall mean any Subsidiary of the Company which is not a Material Subsidiary.

        "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B.

        "Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

        "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

        "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutional documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the applicable Governmental Authority in the jurisdiction of its formation, in each case as amended from time to time.

        "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America located in the applicable interbank market for such currency to major banks in such interbank market.

        "Participant" has the meaning specified in Section 10.07(d).

        "Participating Member State" means each state so described in any EMU Legislation.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

        "Permitted Acquisition" means any Acquisition that conforms to the following requirements: (i) the assets, Person, division or line of business to be acquired is in a substantially similar or ancillary or related line of business as the Company, (ii) all transactions related to such Acquisition shall be consummated in accordance in all material respects with applicable Law, (iii) at the time of the first public announcement of an offer relating thereto, such Acquisition has been approved by the board of directors or equivalent governing body of the acquiree, (iv) the board of directors or equivalent governing body of the acquiree has not at any time notified the Borrower that it opposes such action or, if it had done so, such opposition has been withdrawn, (v) immediately after giving effect to such Acquisition: (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) all actions required to be taken with respect to any such acquired or newly formed Subsidiary under Section 6.13 shall have been or will be taken in accordance therewith, and (vi) in the case of any Significant Acquisition, the Administrative Agent and the Lenders shall have received no less than ten Business Days prior to the consummation of such Significant Acquisition, (A) financial information regarding the assets, Person, division or line of business to be acquired, including the most recent audited financial statements, if available, but in any case the most recently prepared balance sheet, statement of income and statement of cash flows for the assets, Person, division or line of business to be acquired and pro forma projected financial statements showing the effect of the Acquisition of the assets, Person, division or line of business to be acquired on the Company, including a balance sheet for Company and its Subsidiaries as of the time of the Acquisition and projected statements of income and cash flows for Company and its Subsidiaries through at least the Maturity Date, and (B) a completed Compliance Certificate prepared on a pro forma basis demonstrating the Company's pro forma compliance with the financial covenants set forth in Section 7.13, measured as of the last day of the fiscal quarter then most recently ended, after giving effect to such Acquisition.

        "Permitted Liens" has the meaning specified in Section 7.01.

        "Permitted Receivables" means accounts receivable (including notes, chattel paper, accounts, instruments and general intangibles consisting of rights to payment) generated by the Company or any of its Subsidiaries (each, an "originator") in the ordinary course of business, together with any guarantees, insurance, letters of credit, collateral, service contracts and other agreements associated with any account receivable, the interest of the originator in the inventory and goods, including returned or repossessed inventory or goods, if any, the sale, financing or lease of which gave rise to an account receivable, the interest of the Securitization Subsidiary in the agreement with the originator pursuant to which such Securitization Subsidiary purchased such accounts receivable, and other ancillary rights of the originator arising in connection with the transaction giving rise to such accounts receivable and all business records relating thereto.

        "Permitted Securitization" means (a) transfers constituting sales under GAAP and accompanied by the delivery of a customary true-sale opinion given by independent counsel, to a Securitization Subsidiary of Permitted Receivables by the applicable originator; and (b) if applicable, the incurrence by the Securitization Subsidiary of Attributable Indebtedness to a conduit entity or other receivables credit provider secured by a Lien on any or all of the assets of such Securitization Subsidiary.

        "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or other legal entity.

        "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or any ERISA Affiliate.

        "Pledged Shares" means the "Pledged Shares" as defined in any Stock Pledge Agreement.

        "Pledgors" means, collectively, the Company and each of the Subsidiaries of the Company executing a Stock Pledge Agreement with respect to any Equity Securities of the First Tier Foreign Subsidiaries or as otherwise provided in
Section 6.13.

        "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

        "Register" has the meaning set forth in Section 10.07.

        "Reportable Event" means any of the events set forth in Section 4043 of ERISA, other than events for which the 30 day notice period has been waived.

        "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

        "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

        "Responsible Officer" means the chief executive officer, president, chief financial officer or treasurer (or any other officer having substantially the same authority and responsibility) of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Company or any Subsidiary, or any payment with respect to such capital stock (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock; provided that no Restricted Payment shall be deemed to occur upon the "cashless exercise" of any options or warrants of the Company or any Subsidiary by the holder thereof if such exercise does not result in the deemed repayment, forgiveness or other cancellation of Indebtedness owing to the Company or any of its Subsidiaries; provided further, that no Restricted Payment shall be deemed to occur with respect to (i) the payment of principal of, interest on or premium in respect of Indebtedness evidenced by Convertible Notes in accordance with the terms of such Convertible Notes (including in connection with the redemption or repurchase of such notes) at any time prior to the conversion of the same into capital stock of the Company or its Subsidiaries, (ii) the delivery of capital stock upon conversion of Convertible Notes in accordance with the terms thereof or (iii) any payment of cash in lieu of the issuance of fractional shares to holders of such notes upon conversion.

        "Revaluation Date" means each of the following: (a) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency,
(b) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02 and (c) such additional dates as the Administrative Agent or the Required Lenders shall specify.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

        "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

        "SCI" means SCI Systems, Inc., a Delaware corporation, and subsequent to the consummation of the SCI Merger, the corporation surviving such merger.

        "SCI Adjustable Rate Senior Notes" means the Adjustable Rate Senior Notes due 2006 issued by SCI pursuant to the Note Purchase Agreement dated as of June 28, 1996.

        "SCI Existing 5-Year Credit Agreement" means the Credit Agreement dated as of June 30, 2000 among SCI, the financial institutions party thereto and Citicorp USA, as administrative agent.

        "SCI Existing Indebtedness" means the Indebtedness described in Section
1.01 of the Disclosure Letter under the caption "SCI Existing Indebtedness".

        "SCI Existing 364-Day Credit Facility" means the Credit Agreement dated as of June 30, 2000 among SCI, the financial institutions party thereto and Citicorp USA, as administrative agent.

        "SCI Existing Securitization Facility" means the Second Amended and Restated Receivables Purchase Agreement, dated as of June 14, 2000, among SCI Funding, Inc., SCI Technology, Inc., SCI and Bank of America, N.A. as administrative agent.

        "SCI Merger" means the merger of SCI with Merger Sub, undertaken pursuant to the SCI Merger Agreement.

        "SCI Merger Agreement" means the Amended and Restated Agreement and Plan of Reorganization dated as of July 13, 2001, among the Borrower, Merger Sub and SCI, as amended by the Amendment to Merger Agreement dated September 14, 2001.

        "SCI Merger Documents" means, collectively, the SCI Merger S-4 and each of the documents and agreements set forth in Section 1.01 of the Disclosure Letter under the caption "SCI Merger Documents", each in the form executed by the parties thereto and delivered to the Administrative Agent and the Lenders prior to the date hereof.

        "SCI Merger S-4" means that Registration Statement on Form S-4 filed by the Borrower with the SEC on August 10, 2001, as amended by amendments thereto filed on September 26, 2001, November 1, 2001 and November 2, 2001, respectively, together with all exhibits and attachments thereto.

        "SCI Senior Notes" means the Senior Notes, Series A, due March 1, 2006 and Senior Notes, Series B, due March 1, 2006, in each case issued by SCI pursuant to the Note Purchase Agreement dated March 12, 2001.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        "Securitization Subsidiary" means a Wholly-Owned Subsidiary of the Company created solely for purposes of effectuating a Permitted Securitization, the activities and assets of which are limited solely to such purpose and assets, and the Organization Documents of which contain customary bankruptcy -- remote provisions.

        "Significant Acquisition" means any Acquisition by the Company or any Subsidiary of the Company in respect of which the consideration therefor shall equal or exceed $500,000,000 in the aggregate.

        "Special Notice Currency" means at any time an Alternative Currency, other than of a country that is, at such time, a member of the Organization for Economic Cooperation and Development located in North America or Europe.

        "Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m., San Francisco time, on the date two Business Days prior to the date as of which the foreign exchange computation is made.

        "Sterling" means the lawful currency of the United Kingdom.

        "Stock Pledge Agreement" means a Stock Pledge Agreement made between the Pledgor party thereto and the Collateral Agent, substantially in the form of Exhibit F.

        "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (i) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person or (ii) the accounts of which are consolidated with such Person's on such Person's consolidated financial statements. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

        "Subsidiary Guaranty" means the Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent, the L/C Issuer and the Lenders, substantially in the form of Exhibit G.

        "Subsidiary Guarantor" means each Guarantor that is a Subsidiary of the Company.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange

Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

        "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

        "364-Day Credit Agreement" means that certain Credit Agreement (364-Day) dated as of the date hereof among the Borrower, the lenders from time to time party thereto and Bank of America, as administrative agent.

        "364-Day Credit Agreement Loan Documents" means the "Loan Documents" as defined in the 364-Day Credit Agreement.

        "Threshold Amount" means $10,000,000.

        "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

        "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "United States" and "U.S." each means the United States of America.

        "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

        "Voting Percentage" means, as to any Lender, (a) at any time when the Aggregate Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, then comprises of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Loans and L/C Advances, as the case may be.

        "Wholly-Owned Subsidiary" means any Subsidiary of the Borrower in which (other than directors' qualifying shares required by Law) 100% of the Equity Securities at the time as of which any determination is being made is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        "Yen" means the lawful currency of Japan.

        1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

        (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b) (i) The words "herein," "hereto" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such references appear.

               (iii) The term "including" is by way of example and not limitation.

               (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in electronic or physical form.

        (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

        (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

        (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        1.04 ROUNDING. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

        1.06 EXCHANGE RATES; CURRENCY EQUIVALENTS.

        (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

        (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Alternative Currency), as determined by the Administrative Agent.

        1.07 ADDITIONAL ALTERNATIVE CURRENCIES. The Company may from time to time request that Loans be made in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency otherwise meets the requirements set forth in such definition. Any such request shall be made to the Administrative Agent (which shall promptly notify each Lender thereof) not later than 8:00 a.m., San Francisco time, 15 Business Days prior to the date of the desired Credit Extension. Each Lender shall notify the Administrative Agent, not later than 8:00 a.m., California time, ten Business Days after receipt of such request whether it consents, in its sole discretion, to making Loans in such requested currency. Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to make Loans in such requested currency. If all the Lenders consent to making Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder.

        1.08 REDENOMINATION OF CERTAIN ALTERNATIVE CURRENCIES.

        (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

        (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

        2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, the Dollar Equivalent of (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment, and (iii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this
Section 2.01. Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

        2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS. (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 8:00 a.m., San Francisco time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Notice, appropriately completed and signed by a Responsible Officer of the Company and, if applicable, any Designated Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in Alternative Currencies shall be in a minimum principal Dollar Equivalent amount of or approximating $5,000,000. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed; provided, however, that if as of the date of any notice requesting a Borrowing, there are L/C Borrowings outstanding, the Company shall be deemed to have requested that a portion of the requested Loans in a principal amount equal to the outstanding principal amount of such L/C Borrowings be denominated in Dollars. If the Company fails to specify a currency in a Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

        (b) Following receipt of a Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 11:00 a.m., San Francisco time, in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Company; provided, however, that if, on the date of any Borrowing in Dollars there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the applicable Borrower as provided above.

        (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that (i) any or all of the then outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Loans and (ii) any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid on the last day of the then current Interest Period with respect thereto.

        (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Eurocurrency Rate Loan upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six Interest Periods in effect with respect to Loans; provided that after any termination of the 364 Day Credit Agreement, there shall not be more than ten Interest Periods in effect with respect to Loans.


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
        2.03 LETTERS OF CREDIT.

        (a) The Letter of Credit Commitment.

               (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue standby Letters of Credit denominated in Dollars for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension or participation in an outstanding Letter of Credit, (w) the aggregate Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment, or
        (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

               (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                      (A) any order, judgment or decree of any Governmental
               Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                      (B) subject to Section 2.03(b)(iii), the expiry date of
               such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                      (C) the expiry date of such requested Letter of Credit
               would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                      (D) the issuance of such Letter of Credit would violate
               one or more policies of the L/C Issuer; or

                      (E) such Letter of Credit is in a face amount less than
               $5,000,000.

                (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                (iv) The L/C Issuer shall be under no obligation to issue or amend any Letter of Credit if the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article IV is not then satisfied.

        (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 8:00 a.m., San Francisco time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                (iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

                (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

        (c) Drawings and Reimbursements; Funding of Participations.

                (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 10:00 a.m., California time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to Dollar amount of such drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
        Section 4.02 (other than the delivery of a Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 11:30 a.m., California time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this
        Section 2.03(c) is subject to the conditions set forth in Section 4.02. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03 by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

        (d) Repayment of Participations.

                (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's Loan or L/C Advance in respect of such payment in accordance with Section 2.03, if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        (e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this

        Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.

        The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

        (f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Company shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

        (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

        (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each such Letter of Credit. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the Business Day immediately following last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit equal to 0.125% per annum on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the Business Day immediately following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

        (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        2.04 PREPAYMENTS.

        (a) The Borrowers may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 8:00 a.m., San Francisco time, (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars and four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (B) on the date of prepayment of Base Rate Loans;
(ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars or Base Rate Loans shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency shall be in a minimum Dollar Equivalent principal amount of or approximating $5,000,000. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

        (b) (i) If the Administrative Agent notifies the Company at any time that the Dollar Equivalent of the Outstanding Amount of all Loans and L/C Obligations at such time exceeds an amount equal to 102% of the Aggregate Commitments then in effect, the Borrowers shall, within two Business Days after receipt of such notice, prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Dollar Equivalent of such Outstanding Amount as of the date of such payment to an amount not to exceed 100% of the Aggregate Commitments then in effect.

        (ii) If the Administrative Agent notifies the Company at any time that the Dollar Equivalent of the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 102% of the Alternative Currency Sublimit then in effect, the Borrowers shall, within two Business Days after receipt of such notice, prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Dollar Equivalent of such Outstanding Amount as of the date of such payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

        2.05 Reduction or Termination of Commitments. The Borrowers may, upon notice by the Company to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 8:00 a.m., San Francisco time, five Business

Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility and utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

        2.06 REPAYMENT OF LOANS.

        The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

        2.07 INTEREST.

        (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

        (b) While any Event of Default exists or after acceleration, each Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        2.08 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

        (a) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such

Applicable Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

        (b) Utilization Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee in Dollars equal to the Applicable Rate times the Dollar Equivalent of the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day that such aggregate Outstanding Amount exceeds 33% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

        (c) Arrangement and Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in Dollars in the amounts and at the times specified in the letter agreement, dated October 17, 2001 (the "Fee Letter"), between the Company, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

        (d) Lenders' Upfront Fee. The Company agrees to pay on the Closing Date to the Administrative Agent, the account of the Lenders, an upfront fee in Dollars in an amount agreed between the Administrative Agent and the Company, calculated based on each Lender's Commitment and allocated by the Administrative Agent. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

        2.09 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

        2.10 EVIDENCE OF DEBT.

        (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each

Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans or L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans to each Borrower may be evidenced by a Note from such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

        (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control absent manifest error.

        2.11 PAYMENTS GENERALLY.

        (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 11:00 a.m., San Francisco time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 11:00 a.m., San Francisco time, in the case of payments in Dollars, or (ii) not later than the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

        (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Collateral Agent, Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

        (d) Unless the Company or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the applicable Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, have timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds by any Borrower, then:

                  (i) if such Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the applicable Overnight Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay (or cause the applicable Borrower to pay) such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

        A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

        (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

        (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.12 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        2.13 INCREASE IN COMMITMENTS.

        (a) Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, but not more often than once in each calendar year, request an increase in the Aggregate Commitments in an amount equal to (x) $1,000,000,000 less (y) the then existing Aggregate Commitments under this Agreement less (z) the then existing "Aggregate Commitments" under and as defined in the 364-Day Agreement; provided that such increase may not be for an amount less than $25,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than fifteen Business Days from the date of delivery of such notice to the Lenders). Each Lender shall determine, in its sole discretion, whether and to what extent it will increase its Commitments and notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Company and each Lender of the Lenders' responses to each request made hereunder. In the event that the aggregate increase in Commitments agreed to by the responding Lenders is less than the requested increase in the Aggregate Commitments, then to achieve the full amount of a requested increase, the Company may also invite additional Eligible Assignees to become Lenders pursuant to a Joinder Agreement.

        (b) If any Commitments are increased in accordance with this Section 2.13, the Administrative Agent and the Company shall determine the effective date of such increase (the "Increase Effective Date"). The Administrative Agent and the Company shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date, no fewer than one Business Day prior to the Increase Effective Date. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and, (ii) in the case of the Company, including a Compliance Certificate demonstrating pro forma compliance with the financial covenants contained in Section 7.13 after giving effect to such increase and (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that this clause (iii) shall be deemed to refer to the last day of the most recent fiscal quarter and year for which financial statements have been delivered in respect of the representations and warranties made in Sections 5.05(a) and (b), respectively, and no Default or Event of Default exists. The Borrowers shall deliver new or amended Notes reflecting the increased Commitment of any Lender holding or requesting Notes. The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from such increase. The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Aggregate Commitments under this Section.

        2.14 SECURITY AND GUARANTIES.

        (a) All obligations of the Company under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

        (b) All obligations of the Loan Parties under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranties.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01 TAXES.

        (a) Any and all payments by the Borrowers to or for the account of the Administrative Agent, the Collateral Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Collateral Agent or any Lender as a result of a present or former connection between the Administrative Agent, the Collateral Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Collateral Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Loan Document) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent, the Collateral Agent or any Lender, then, subject to Section 3.01(e), (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent, the Collateral Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender or the Collateral Agent, as the case may be) the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

        (c) If any Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent, the Collateral Agent or any Lender, the Company shall also pay (or cause the applicable Designated Borrower to pay) to the Administrative Agent (for its own account or the account of such Lender, as the case may be), the Collateral Agent or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) the Administrative Agent, the Collateral Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed (but only if such Taxes or Other Taxes are imposed because such Borrower has made any payment to the Administrative Agent, the Collateral Agent or any Lender hereunder or under any other Loan Document from a Person or entity outside of the United States to a Person or entity inside of the United States or from a Person or entity inside of the United States to a Person or entity outside of the United States).

        (d) The Borrowers agree to indemnify the Administrative Agent, the Collateral Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent, the Collateral Agent and such Lender, (ii) amounts payable under Section
3.01 and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender, the Collateral Agent or the Administrative Agent makes a demand therefor.

        (e) The Borrowers will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.01(b) or (c) to any Lender:

                  (i) if the obligation to pay such additional amounts arose solely as a result of such Lender's failure to comply with its obligations under Section 10.16;

                  (ii) if such Lender shall have delivered to the Company a Form W-8ECI pursuant to Section 10.16, and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payments by the Borrowers hereunder for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8ECI; or

                  (iii) if the Lender shall have delivered to the Company a Form W-8BEN pursuant to Section 10.16, and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN.

        (f) If any Borrower is required to pay any amount to any Lender, the Administrative Agent or the Collateral Agent pursuant to Section 3.01(b) or (c), then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

        (g) Each of the Lenders and the Administrative Agent agrees that it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from the United States withholding taxes (whether available pursuant to treaty, existing administrative waiver, or otherwise); provided, however, that neither the Administrative Agent nor any Lender shall be obligated by reason of this Section 3.01(g) to disclose any information regarding its tax affairs or tax computations, to reorder or alter in any way its general tax or other affairs or tax planning, or to undertake any action that such Person deems to involve the incurrence of any risk of liability or cost to itself or which requires any expenditure of effort which such Person deems unreasonable under the circumstances.

        3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency (the "Applicable Currency")), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Applicable Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the Applicable Currency or, if the Applicable Currency is Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.03 INABILITY TO DETERMINE RATES. (a) If the Administrative Agent determines in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) deposits in the relevant currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for such Eurocurrency Rate Loan, or (iii) the Eurocurrency Rate for such Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify the Company and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

        (b) If any Mandatory Cost Reference Lender's Commitment shall terminate (otherwise than on termination of the Aggregate Commitments), or for any reason whatsoever any Mandatory Cost Reference Lender shall cease to be a Lender hereunder, such Mandatory Cost Reference Lender shall thereupon cease to be a Mandatory Cost Reference Lender, and, when necessary, the Mandatory Cost Rate shall be determined on the basis of the rates as notified by the remaining Mandatory Cost Reference Lenders in accordance with Schedule 1.01.

        3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EUROCURRENCY RATE LOANS.

        (a) If any Lender determines that as a result of the introduction, announced after the date hereof, of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from
(i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

        (b) If any Lender determines that the introduction, announced after the date hereof, of any Law regarding capital adequacy or any change, announced after the date hereof, therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

        (c) The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

        3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

        (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); provided, however, that any such loss or expense shall not include lost profit due solely to a failure to receive the Applicable Margin relating to any such Loan for the portion of the applicable Interest Period remaining after the date of such prepayment;

        (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;

        (c) any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

        (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.17;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

        For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

        3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

        (a) A certificate of the Administrative Agent, the Collateral Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided, however that the Borrowers shall not be liable for any such amount attributable to any period prior to the date 180 days prior to the date that an officer at such Lender responsible for the administration of this Agreement knew or reasonably should have known of such claim for reimbursement or compensation unless the cause of such claim has retroactive effect beyond such 180 days, in which case the Borrower shall be liable. In determining such amount, the Administrative Agent, the Collateral Agent or such Lender may use any reasonable averaging and attribution methods.

        (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Company may remove or replace such Lender in accordance with
Section 10.17.

        3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and payment in full of all the other Obligations.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

        (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (v) or (vi) below with respect to which the Company has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent, the Lenders and their respective legal counsel:

                (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

                (ii) Notes executed by the Borrowers in favor of the Lenders requesting such Notes, each in a principal amount equal to a Lender's Commitment;

                (iii) executed counterparts of (A) the Company Guaranty from the Company and (B) the Subsidiary Guaranty from each Eligible Material Subsidiary;

                (iv) executed counterparts of Stock Pledge Agreements from the Pledgors with respect to 65% of any and all Equity Securities of the Ineligible Material Subsidiaries comprising the First Tier Foreign Subsidiaries;

                (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company and each Loan Party that is a Domestic Subsidiary as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                (vi) such evidence as the Administrative Agent may reasonably require to verify the due organization or formation, good standing and qualification to do business with respect to the Company and each other Loan Party that is a Domestic Subsidiary in each such Person's jurisdiction of organization and in the jurisdiction where each such Person maintains its principal place of business;

                (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since June 30, 2001 which has or could be reasonably expected to have a Material Adverse Effect, except as disclosed (I) in public filings by the Company or SCI with the SEC or (II) in press releases of the Company or SCI or other public disclosures of the Company or SCI, in each case publicly filed or publicly released after June 30, 2001 but prior to the date hereof; and (C) the current Debt Ratings;

                (viii) an opinion of U.S. counsel to the Company and each Loan Party that is a Domestic Subsidiary substantially in the form of Exhibit G;

                (ix) evidence in form and substance satisfactory to the Administrative Agent that the security interests in the Pledged Shares of the First Tier Foreign Subsidiaries granted by the Company and its Subsidiaries to the Collateral Agent (on behalf of the Lenders) pursuant to the Stock Pledge Agreements have been properly perfected with first priority (including the delivery to the Collateral Agent for the benefit of the Lenders all of the Pledged Shares, accompanied in each case by executed and undated stock powers (or other applicable documents or agreements)), except for such opinions of counsel and such other documents and assurances relating to Foreign Subsidiaries, or the Equity Securities thereof, which shall be delivered pursuant to Section 6.14;

                (x) the Disclosure Letter; and

                (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

        (b) The Administrative Agent shall have received in sufficient copies for the Lenders, in form and substance satisfactory to it and the Lenders, each certified by a Responsible Officer of the Company (i) the Audited Financial Statements, (ii) (A) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2000, March 31, 2001 and June 30, 2001, and the related consolidated statements of income, shareholders' equity and cash flows, for the fiscal quarters then ended and (B) the unaudited consolidated balance sheet of SCI and its Subsidiaries as at September 30, 2001 and the related consolidated statements of income, shareholders' equity and cash flows, for the fiscal quarter then ended and (iii) the pro forma balance sheet of and five-year financial statement projections for the Company and its Subsidiaries and SCI and its Subsidiaries as of and commencing at September 30, 2001, and a completed Compliance Certificate as of September 30, 2001 (which certificate may omit any reference to the covenant set forth at Section 7.13(a)) based on such pro forma balance sheet and projections, each giving effect to the SCI Merger and the transactions contemplated in connection therewith and reflecting good faith estimated purchase price accounting adjustments.

        (c) The Administrative Agent shall have received, in form and substance satisfactory to it and the Lenders, evidence satisfactory to it that the commitments to extend credit under the SCI Existing 364-Day Credit Facility and the SCI Existing 5-Year Credit Facility have been terminated and that all principal, interest, charges and fees due thereunder have been paid or that arrangements reasonably satisfactory to the Administrative Agent for the payment thereof have been made by the Company (the Company and each Lender party hereto that is a lender under the either of such facilities acknowledging that such commitments shall be terminated simultaneously with the closing hereunder).

        (d) The Administrative Agent shall have received, in form and substance satisfactory to it and the Lenders, a certificate of Responsible Officers of the Company and SCI (i) attaching true and complete copies of all SCI Merger Documents, (ii) certifying that the SCI Merger Documents have not been altered, amended or otherwise changed or supplemented and that no condition therein or provision thereof has been waived, (iii) certifying that all (A) material authorizations, consents or approvals of, notices to or filings with, any Governmental Authority, including pursuant to the HSR Act, and (B) material approvals and consents of any other Person, required in connection with the SCI Merger or the execution, delivery and performance of the SCI Merger Documents, shall have been obtained and remain in full force and effect and that all applicable waiting periods have expired without notice of any action which seeks to restrain, enjoin or otherwise prohibit or delay the SCI Merger having been taken by any Governmental Authority, (iv) certifying that there does not exist
(A) any Law, order, decree, judgment, ruling or injunction which could restrain or prevent the consummation of the SCI Merger in the manner contemplated by the SCI Merger Documents, and (B) any pending or, to the best knowledge of such Responsible Officers, threatened action, suit, investigation or proceeding relating to the SCI Merger which seeks or threatens any of the foregoing and (v) certifying that on the Closing Date the SCI Merger will be consummated in accordance with the terms of the SCI Merger Documents and in compliance with applicable Law.

        (e) The Administrative Agent shall have received a certificate of a Responsible Officer of SCI, in form and substance satisfactory to it and the Lenders, (i) certifying that (A) a written offer has been made by SCI prior to the Closing Date to each holder of record of the SCI Senior Notes to repurchase such notes and that such offer was made in compliance with the terms of the SCI Senior Notes and in accordance with applicable Law, (B) all of such offers have expired in accordance with their terms and (C) payment for all such notes tendered for repurchase in accordance with such offer has been initiated; (ii)
(A) SCI has received all necessary consents and approvals under the SCI Existing Securitization Facility such that such facility will remain in place and will be available to SCI subsequent to the SCI Merger and (B) there will be no default or event of default under such facility as a result of the consummation of the SCI Merger; and (iii) certifying that contemporaneously with the initial Borrowing the Company has initiated repayment of the SCI Adjustable Rate Senior Notes.

        (f) The Administrative Agent shall have received a certificate of a Responsible Officer of the Company, in form and substance satisfactory to it and the Lenders, certifying compliance with Section 6.13(g) as of the Closing Date, which certificate shall attach the calculations forming the basis for such certification.

        (g) Any fees required to be paid on or before the Closing Date shall have been paid.

        (h) The Company shall have paid all Attorney Costs (other than the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs (other than the allocated cost of internal legal services and all disbursements of internal counsel) as shall constitute its reasonable estimate of Attorney Costs (other than the allocated cost of internal legal services and all disbursements of internal counsel) incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

        (i) The Closing Date shall occur on or prior to December 6, 2001.

        4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Credit Extension hereunder or otherwise to honor any Request for Credit Extension (other than any notice requesting only a conversion of Loans to another Type, or a continuation of Loans as the same Type) is subject to the following conditions precedent:

        (a) The representations and warranties of the Borrowers contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that this subsection (a) shall be deemed to refer to the last day of the most recent fiscal quarter and year for which financial statements have been delivered in respect of the representations and warranties made in Sections 5.05(a) and (b), respectively.

        (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

        (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

        (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 10.15 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.

        (e) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

        Each Request for Credit Extension (other than any notice requesting only a conversion of Loans to another Type, or a continuation of Loans as the same
Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

        The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

        5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business except where the failure to have any such license, authorization, consent or approval could not reasonably be expected to have a Material Adverse Effect and (ii) to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

        5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law applicable to such Loan Party.

        5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (except for any recordings or filings required in connection with the Liens granted to the Administrative Agent and the Lenders under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or the grant or perfection of the Liens of the Collateral Agent (on behalf of the Lenders) on the Collateral. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (including pursuant to the HSR Act) or any other Person is necessary or required in connection with the SCI Merger or the execution, delivery and performance of the SCI Merger Documents, which has not been obtained and which does not remain in full force and effect and all applicable waiting periods have expired without notice of any action which seeks to restrain, enjoin or otherwise prohibit or delay the SCI Merger having been taken by any Governmental Authority or any other Person.

        5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

        (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries and SCI and its Subsidiaries, respectively, as of the respective dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries and SCI and its Subsidiaries as of the respective dates thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the periods covered thereby.

        (b) The unaudited consolidated balance sheet of (i) the Company and its Subsidiaries as at December 31, 2000, March 31, 2001 and June 30, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal quarters then ended and (ii) SCI and its Subsidiaries as at September 30, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal quarter then ended, each (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby (subject to normal year-end adjustments and the absence of notes), except as otherwise expressly noted therein; (B) fairly present in all material respects the financial condition of the Company and its Subsidiaries and SCI and its Subsidiaries, respectively, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries and SCI and its Subsidiaries, respectively, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

        (c) Since June 30, 2001, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect, except as disclosed (i) in public filings by the Company or SCI with the SEC or (ii) in press releases of the Company or SCI or other public disclosures of the Company or SCI, in each case publicly filed or publicly released after June 30, 2001 but prior to the date hereof.

        5.06 LITIGATION. Except as specifically disclosed in Section 5.06 of the Disclosure Letter, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) could reasonably be expected to have a Material Adverse Effect.

        5.07 NO DEFAULT. Neither the Company nor any Subsidiary of the Company is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

        5.08 OWNERSHIP OF PROPERTY; LIENS. The Company and each Subsidiary of the Company have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for Permitted Liens and such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        5.09 ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Section 5.09 of the Disclosure Letter, such Environmental Laws and claims would not, individually or in the aggregate, have a Material Adverse Effect.

        5.10 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies or through the Company's own program of self-insurance, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or its Subsidiaries operate.

        5.11 TAXES. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the Company's knowledge, there is no proposed tax assessment against the Company or any Subsidiary of the Company that would, if made, have a Material Adverse Effect.

        5.12 ERISA COMPLIANCE; FOREIGN PLANS.

        (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

        (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212 of ERISA.

        (d) All employer and employee contributions required by any applicable Law in connection with all Foreign Plans have been made, or, if applicable, accrued, in accordance with the country-specific accounting practices. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, which actuarial assumptions are commercially reasonable. Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities. Each Foreign Plan reasonably complies in all material respects with all applicable Laws.

        5.13 SUBSIDIARIES.

        As of the Closing Date: (i) the Company has no Subsidiaries or Material Subsidiaries other than those specifically disclosed in Part (a) of Section 5.13 of the Disclosure Letter (and each Material Subsidiary has been accurately identified therein as either an Eligible or Ineligible Material Subsidiary and as a First Tier Foreign Subsidiary, as applicable), and has no equity investments in any other Person other than those specifically disclosed in Part
(b) of Section 5.13 of the Disclosure Letter; and (ii) Section 5.13 of the Disclosure Letter sets forth a list of all authorized Equity Securities of each Subsidiary of the Company, and the number of shares of each class of Equity Securities of Material Subsidiaries that are First Tier Foreign Subsidiaries that are issued and outstanding. All of the issued and outstanding Equity Securities of the Company and the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Equity Securities) and of any preemptive or other similar rights to subscribe for or to purchase any such Equity Securities, other than as set forth in the Stock Pledge Agreements. There are no outstanding rights to acquire Equity Securities in any Subsidiary and no additional Equity Securities of any Subsidiary of the Company will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding Equity Securities. All Equity Securities of each Subsidiary of the Company have been issued and offered in compliance in all material respects with applicable Law.

        5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

        (a) The Company is not engaged principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

        (b) None of the Company, any Person controlling the Company, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

        5.15 DISCLOSURE. No statement, information, report, certification, representation, or warranty made by any Loan Party or any Responsible Officer of any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document (including in any and all disclosure materials furnished by or on behalf of any Loan Party) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that to the extent any such document, information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such document, information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

        5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. The Company and its Subsidiaries own, or possess the right to use (or could obtain such ownership or licenses or rights on terms not materially adverse to the Company and its Subsidiaries, taken as a whole, and under circumstances that could not reasonably be expected to have a Material Adverse Effect), all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (together, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except for such conflicts that could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary of the Company infringes upon any rights held by any other Person except for any such infringement that could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Section 5.16 of the Disclosure Letter, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.


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
        5.17 PLEDGE. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Lenders, a legal, valid and enforceable first priority perfected security interest in and Lien on, subject to the terms thereof, all right, title and interest of the Company and its Subsidiaries in the Collateral.

        5.18 CONSUMMATION OF SCI MERGER. As of the Closing Date the SCI Merger has been consummated in accordance with the terms of the SCI Merger Documents and in compliance with applicable law and regulatory approvals. The SCI Merger Documents have not been altered, amended or otherwise changed or supplemented in any material respect and no material condition therein or material provision thereof has been waived. The SCI Merger Documents are in full force and effect and are legal, valid and binding obligations of each party thereto enforceable against each such party in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        5.19 MERGER REPRESENTATIONS. All representations and warranties of the Company in the SCI Merger Documents are true and correct in all material respects as of each date made or deemed made. To the Company's knowledge, all representations and warranties of SCI in the SCI Merger Documents are true and correct in all material respects as of each date made or deemed made.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Subsidiaries to:

        6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

        (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

        (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated


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
statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

        As to any information contained in materials furnished pursuant to subsection 6.02(d), the Company shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsection (a) and (b) above at the times specified therein.

        6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

        (a) within five days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default insofar as it relates to accounting matters (which certificate may be limited to the extent required by accounting rules or guidelines) or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

        (b) within five days after the delivery of the financial statements referred to in Sections 6.01(a) and (b): (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Company and (ii) a list of Material Subsidiaries, Non-Material Subsidiaries and First Tier Foreign Subsidiaries of the Company and a report on the status of the Company's compliance with Section 6.13;

        (c) promptly after requested by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

        (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto, in each case, other than exhibits thereto; and

        (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.


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
        Reports required to be delivered pursuant to Sections 6.01(a), 6.01(b) or 6.02(d) (to the extent any such financial statements, reports or proxy statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Company posts such reports, or provides a link thereto, either: (i) on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) when such report is posted electronically on IntraLinks/IntraAgency or other relevant website which each Lender and the Administrative Agent have access to (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any, on the Company's behalf; provided that: (x) the Company shall deliver paper copies of such reports to the Administrative Agent or any Lender who requests the Company to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender; (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such reports and immediately following such notification the Company shall provide to the Administrative Agent, by electronic mail, electronic versions (i.e., soft copies) of such reports ; and
(z) in every instance the Company shall provide paper copies of the Compliance Certificates required by subsection (c) above to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

        6.03 NOTICES. Promptly notify the Administrative Agent and each Lender:

        (a) of the occurrence of any Default or Event of Default;

        (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

        (c) of any litigation, investigation or proceeding involving any Loan Party in which the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect;

        (d) of the occurrence of any ERISA Event;

        (e) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; provided that, the description of any such changes set forth in the Company's filings with the SEC, or the notes to any financial statements included therein, when delivered to the Administrative Agent and the Lenders, shall constitute notice sufficient under this subsection (e); and

        (f) of any announcement by Moody's or S&P of any change or possible change in a Debt Rating.

        Each notice pursuant to this Section (other than under subsection (e)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached, if any.

        6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable (or within any applicable grace period), all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien (other than Permitted Liens) upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05, (b) except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section 7.04 or 7.05 and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

        6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies or through the Company's own program of self-insurance, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (a) such requirement is being contested in good faith or a bona fide dispute exists with respect


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
thereto or (b) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

        6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and its Subsidiaries, as the case may be, and
(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or its Subsidiaries, as the case may be.

        6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. Notwithstanding the foregoing, while no Event of Default exists, neither the Company nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making extracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information or (ii) in respect to which disclosure to the Administrative Agent or any Lender (or designated representative) is then prohibited by Law or any agreement binding on the Company or any of its Subsidiaries that was not entered into by the Company or any of its Subsidiaries for the purpose of concealing information from the Administrative Agent and the Lenders or evading the provisions of this Agreement.

        6.11 COMPLIANCE WITH ERISA AND FOREIGN PLANS. (a) Do, and cause each of its ERISA Affiliates to do, each of the following: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) make all required contributions to any Plan subject to Section 412 of the Code.

        (b) Comply, and cause each of its relevant Subsidiaries to comply, in all material respects with all applicable Laws relating to the maintenance or operation of each Foreign Plan, and maintain in full force and effect all material registrations of any Foreign Plans.

        6.12 USE OF PROCEEDS. Use the proceeds of the Borrowings (a) to refinance the outstanding principal amount of the SCI Existing Indebtedness, (b) to pay fees and expenses incurred in connection with this Agreement and the SCI Merger and (c) for working capital and other general corporate purposes not in contravention of any applicable Law or of any Loan Document.


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
        6.13 CHANGE IN MATERIAL SUBSIDIARIES. (a) If, at any time after the date of this Agreement, any Subsidiary of the Company that is not a Guarantor under the Subsidiary Guaranty shall be an Eligible Material Subsidiary, the Company promptly shall deliver, or cause to be delivered, to the Administrative Agent, within 45 days of the date such Subsidiary was acquired by the Company in the case of an acquired Subsidiary, or within 60 days of the end of the then current fiscal quarter, in any other case, (i) an accession agreement in the form of Annex 1 to the Subsidiary Guaranty, appropriately completed and duly executed by such Subsidiary, and (ii) such other instruments, agreements, certificates, opinions and documents as the Administrative Agent may reasonably request to secure, maintain, protect and evidence the obligations of such Subsidiary under the Subsidiary Guaranty.

        (b) If, at any time after the date of this Agreement, any Subsidiary of the Company that is a Guarantor under the Subsidiary Guaranty shall not be an Eligible Material Subsidiary, the Administrative Agent shall release such Subsidiary from its obligations under the Subsidiary Guaranty, subject to the completion by the Company (and, if the Equity Securities of such Subsidiary are owned directly by another Subsidiary of the Company, by such other Subsidiary) of such actions as may be necessary to grant to the Collateral Agent, for the benefit of the Lenders, to the extent provided in clause (c) below, a perfected first-priority security interest in the Equity Securities of such Subsidiary.

        (c) If, at any time after the date of this Agreement, any First Tier Foreign Subsidiary of the Company shall be an Ineligible Material Subsidiary, the Company shall deliver (or, if such Ineligible Material Subsidiary is a direct Subsidiary of a Subsidiary of the Company, such parent Subsidiary shall deliver), to the Administrative Agent, within 45 days of the date such Subsidiary was acquired by the Company in the case of an acquired Subsidiary, or within 90 days of the end of the then current fiscal quarter, in any other case, an executed Stock Pledge Agreement, together with such instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements) as the Administrative Agent may reasonably request, to grant, perfect, maintain, protect and evidence first-priority security interests in favor of the Collateral Agent, for the benefit of the Lenders, as security for the Obligations, in 65% of any and all Equity Securities of such First Tier Foreign Subsidiary.

        (d) If as a result of any transaction otherwise permitted hereunder, any First Tier Foreign Subsidiary whose Equity Securities have been pledged in favor of the Collateral Agent, for the benefit of the Lenders, as security for the Obligations, at any time becomes a Subsidiary of another First Tier Foreign Subsidiary (a "replacement First Tier Foreign Subsidiary"), then the Collateral Agent, on behalf of the Lenders, shall release its security interest in the pledged Equity Securities of such Subsidiary; provided, however, that the Collateral Agent shall have no obligation to grant such a release unless the direct owner of the replacement First Tier Foreign Subsidiary shall have executed and delivered a Stock Pledge Agreement to the Administrative Agent, together with such instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements) as the Administrative Agent may reasonably request, to grant, perfect, maintain, protect and evidence first-priority security interests in favor of the Collateral Agent, for the benefit of the Lenders, as security for the Obligations, in 65% of any and all Equity Securities of such Subsidiary.

        (e) If, at any time after the date of this Agreement, any Ineligible Material Subsidiary becomes an Eligible Material Subsidiary, upon the Company's compliance with sub-section (a) above, the Collateral Agent shall release the Equity Securities of such Subsidiary from any Stock Pledge Agreement previously delivered with respect to such Subsidiary.

        (f) The Company shall deliver, and shall cause its Material Subsidiaries to deliver, to the Administrative Agent such other Stock Pledge Agreements, supplements thereto, guaranties, guaranty supplements and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements) as the Administrative Agent may reasonably request to establish, maintain, protect and evidence the rights provided to the Administrative Agent or Collateral Agent, as the case may be, for the benefit of Lenders, pursuant to the Subsidiary Guaranty and the Stock Pledge Agreements. The Company shall fully cooperate (and cause its Subsidiaries to fully cooperate) with the Administrative Agent and Lenders and perform all additional acts reasonably requested by the Administrative Agent to effect the purposes of this Section 6.13.

        (g) As of the end of each fiscal quarter of each fiscal year of the Company, the Company shall determine whether the sum of the book value of (x) the Company's assets (excluding Intangible Assets and equity interests in Subsidiaries) plus (y) the aggregate assets (excluding Intangible Assets) of all Material Subsidiaries, without duplication, that have executed and delivered the Guaranty or the Equity Securities of which are subject to a Stock Pledge Agreement to the extent and in the manner set forth in this Section 6.13, in each case on the last day of such fiscal quarter (the "Subject Assets") is equal to or greater than 90% of the sum of the book value of (I) the Company's assets (excluding Intangible Assets and equity interests in Subsidiaries) plus (II) the aggregate assets (excluding Intangible Assets) of all Subsidiaries of the Company, without duplication, on such date, as set forth or reflected in the financial statements provided pursuant to Section 6.01(a) or (b), as applicable (the "Total Assets"). In the event that the amount of Subject Assets is less than 90% of the Total Assets, the Company shall take such actions in accordance with subsection (h) as may be necessary to ensure that the amount of Subject Assets is equal to or greater than 90% of the Total Assets (i) within 60 days of such fiscal quarter end in the case of the designation of any Material Subsidiary which is an Eligible Material Subsidiary and (ii) within 90 days of such fiscal quarter end in the case of the designation of any Material Subsidiary which is an Ineligible Material Subsidiary. For purposes of determining compliance with this Section 6.13(g), the book value of assets of any Subsidiaries (other than Securitization Subsidiaries) owned by First Tier Foreign Subsidiaries (excluding Intangible Assets and amounts owing to such Subsidiary by the Company or any of its Subsidiaries) will be taken into account in measuring such compliance, provided that the requisite amount of Equity Securities of such First Tier Foreign Subsidiaries is pledged in accordance with the provisions of this Agreement.

        (h) In order to comply with Section 6.13(g), the Company may elect to designate any Non-Material Subsidiary as a Material Subsidiary and, provided such Subsidiary complies with each of the provisions of this Section 6.13, the assets of such Subsidiary shall be included in determining compliance with subsection (g); provided that, from and after any such election such Subsidiary shall be subject to all terms and provisions of this Agreement and the other Loan Documents as if such Subsidiary were a Material Subsidiary.


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
        (i) In the event that any Material Subsidiary shall become a Non-Material Subsidiary then the Administrative Agent shall release such Subsidiary from its obligations under the Subsidiary Guaranty or the Collateral Agent shall release the Equity Securities of such Subsidiary from any Stock Pledge Agreement relating thereto, as the case may be; provided that after giving effect to such release the Company shall continue to remain in compliance with the provisions of Section 6.13(g).

        (j) Notwithstanding any other provision of this Agreement to the contrary, nothing herein shall be deemed to require delivery of a Guaranty from any Securitization Subsidiary or the pledge of any Equity Securities of any Securitization Subsidiary.

        6.14 OPINIONS OF COUNSEL CONCERNING FOREIGN SUBSIDIARIES; ADDITIONAL ITEMS. Within 60 days after the Closing Date the Company shall deliver to the Administrative Agent (a) such opinions of non-U.S. counsel to the Company or its Subsidiaries addressed to the Administrative Agent and the Lenders regarding any Foreign Subsidiary of the Company that (i) has entered into the Subsidiary Guaranty or (ii) that has pledged Equity Securities, or the Equity Securities of which have been pledged, pursuant to a Stock Pledge Agreement, with respect to compliance with the laws of organization of any such Subsidiary and such other matters as the Administrative Agent shall reasonably request, each in form and substance satisfactory to the Administrative Agent, (b) such evidence of the security interests in the Pledged Shares and the priority and perfection thereof, as the Administrative Agent shall reasonably request, (c) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party that is a Foreign Subsidiary as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party, and (d) such evidence as the Administrative Agent may reasonably require to verify the due organization or formation, good standing and qualification to do business with respect to each Loan Party that is a Foreign Subsidiary.

        6.15 FURTHER ASSURANCES. Promptly upon request by the Administrative Agent, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or the Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

        6.16 HADCO SUBORDINATED NOTES. Within 55 days after the Closing Date the Company shall (a) have completed the redemption of all subordinated notes issued and


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
outstanding under the Hadco Indenture and (b) shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying compliance with the preceding clause (a) and certifying that no Indebtedness remains outstanding or unpaid under the Hadco Indenture.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

        7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, "Permitted Liens"):

        (a) Liens pursuant to any Loan Document or any 364-Day Credit Agreement Loan Document;

        (b) Liens existing on the date hereof and listed in Section 7.01 of the Disclosure Letter and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

        (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

        (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

        (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or any Foreign Plan;

        (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

        (h) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 30 consecutive days during which execution is not effectively stayed;

        (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and accessions, additions and attachments thereto, and the proceeds thereof) and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

        (j) the interest of a purchaser of Permitted Receivables acquired pursuant to, or any Lien on the assets of a Securitization Subsidiary granted pursuant to, one or more Permitted Securitizations;

        (k) Liens on specific tangible assets (including real estate, but not including inventory and other current assets) acquired in Permitted Acquisitions after the date of this Agreement; provided, however, that (A) such Liens existed at the time of the Permitted Acquisition and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time of the Permitted Acquisition which were not covered immediately prior thereto, and (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time of the Permitted Acquisition;

        (l) Liens in favor of the Company or any Material Subsidiary on all or part of the assets of any Eligible Material Subsidiary of the Company securing Indebtedness owing by any such Subsidiary of the Company to the Company or to a Material Subsidiary permitted to be incurred under Section 7.03(j);

        (m) any Liens securing Indebtedness permitted under Section 7.03(k);

        (n) any Lien on cash collateral to collateralize any standby letter of credit with a face amount of 286,000,000 Krona issued by Bank of America for the account of the Company for the benefit of certain minority shareholders of Sanmina Kista AB;

        (o) Liens arising by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the relevant Subsidiary in excess of those set forth by the regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution with respect to otherwise unrelated obligations of the Company or any such Subsidiary to such depository institution;

        (p) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Swap Contracts only; provided that the aggregate value of such collateral so pledged by the Company and its Subsidiaries in favor of any counterparty does not at any time exceed $10,000,000 in the aggregate;

        (q) Liens incurred in connection with sale-leaseback transactions permitted under Section 7.05;

        (r) Liens consisting of precautionary financing statements filed in connection with operating leases and Liens granted to secure obligations with respect to any Synthetic Lease Obligation;

        (s) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business operations of the Company and its Subsidiaries taken as a whole;

        (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (u) Liens on insurance proceeds securing the payment of financed insurance premiums;

        (v) Liens on cash collateral securing letters of credit not issued pursuant to this Agreement in an aggregate face amount outstanding at any time not to exceed $50,000,000 to the extent permitted under Section 7.03(m);

        (w) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness permitted by Section 7.03 is issued;

        (x) Liens created in favor of a customer of the Company or any of its Subsidiaries with respect to specific goods or work-in-process to secure advances by the customer to the Company or such Subsidiary to purchase or cause the manufacture of the goods or work-in-process securing the advances, if (A) such Liens shall secure only the amount used to purchase or manufacture such goods or work-in-process so purchased or manufactured, and (B) such Liens shall be limited to the applicable goods or work-in-process; and

        (y) other Liens on assets with an aggregate fair-market value not exceeding $5,000,000 in total.

provided that, notwithstanding any of subsections (a) through (y) of this
Section 7.01, in no case shall the Company or any Subsidiary of the Company create, incur, assume or suffer to exist any Lien upon (i) any Collateral or upon any Equity Securities of any Material Subsidiary, except in accordance with subsection (a) of this Section 7.01 or (ii) any accounts receivable or inventory, except in accordance subsection (j) of this Section 7.01.

        7.02 INVESTMENTS. Make any Investments, except:

        (a) Investments other than those permitted by subsections (b) through
(m) that are existing on the date hereof and listed in Section 7.02 of the Disclosure Letter;

        (b) Investments held by the Company or any Subsidiary of the Company in the form of cash equivalents or marketable securities, in each case in accordance with the Company's investment policies in effect from time to time;

        (c) advances to officers, directors and employees of the Company and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

        (d) Investments of the Company or any Eligible Material Subsidiary in any Eligible Material Subsidiary or in the Company;

        (e) Investments (i) of the Company or any Eligible Material Subsidiary in any Ineligible Material Subsidiary or any Non-Material Subsidiary of the Company or (ii) of any Ineligible Material Subsidiary or Non-Material Subsidiary of the Company in the Company or another Subsidiary of the Company; provided that in the case of any Investments permitted under clause (i), (A) at the time of any such Investment, no Event of Default shall exist or shall result from such Investment, and (B) the aggregate amount of such Investments shall not exceed in any fiscal year 5% of the total tangible assets of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP as of the last day of the immediately preceding fiscal quarter;

        (f) Investments consisting of extensions of credit in the nature of accounts receivable, prepaid royalties, or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, Investments received in settlement of delinquent obligations or disputes, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

        (g) Guaranty Obligations permitted by Section 7.03;

        (h) Investments permitted by Section 7.04;

        (i) additional Investments by the Company, excluding Acquisitions, in Persons other than Subsidiaries, provided that (i) at the time of any such Investment, no Event of Default shall exist or shall result from such Investment, and (ii) the aggregate amount of such Investments shall not exceed in any fiscal year 5% of the total tangible assets of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP as of the last day of the immediately preceding fiscal quarter;

        (j) Permitted Acquisitions;

        (k) Investments constituting Swap Contracts or payments or advances under Swap Contracts;

        (l) Investments accepted in connection with Dispositions permitted by
Section 7.05; and

        (m) Investments acquired by the Company or any of its Subsidiaries (i) in exchange for any other Investment held by the Company or such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such

Investment or (ii) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

        7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except; and

        (a) Indebtedness and Guaranty Obligations under the Loan Documents or the 364-Day Credit Agreement Loan Documents;

        (b) Indebtedness outstanding on the date hereof and listed in Section
7.03 of the Disclosure Letter and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

        (c) Guaranty Obligations (i) of the Company in respect of Indebtedness otherwise permitted hereunder of any Wholly-Owned Subsidiary or (ii) of any Subsidiary in respect of senior Indebtedness otherwise permitted hereunder of the Company or any Wholly-Owned Subsidiary;

        (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party and (iii) at any time, the aggregate Swap Termination Value which would be owed by the Company and its Subsidiaries in the event of a Termination Event under all such Swap Contracts does not exceed $75,000,000;

        (e) Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in
Section 7.01(i) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

        (f) Indebtedness incurred pursuant to Permitted Securitizations; provided that at any time the aggregate amount of Indebtedness incurred pursuant to Permitted Securitizations shall not exceed 30% of all accounts receivable of the Company and its Subsidiaries on a consolidated basis;

        (g) any other Indebtedness of the Company (other than in respect of letters of credit) not secured by any Lien on any assets or property of the Company or any of its Subsidiaries;

        (h) Indebtedness of a Subsidiary acquired after the Closing Date and Indebtedness of a Person merged or consolidated with or into the Company or a Subsidiary of the Company after the Closing Date, which Indebtedness in each case existed at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and was not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and any Liens securing such Indebtedness shall be in compliance with
Section 7.01(k); provided that any such Indebtedness of an Eligible Material Subsidiary must be on terms satisfactory to the Administrative Agent and Required Lenders such that the Subsidiary Guaranty of such Subsidiary ranks equal to or senior in right of payment to such Indebtedness; and provided further that (i) any Indebtedness in an aggregate principal amount equaling or exceeding $500,000,000 must be on terms satisfactory to the Administrative Agent and Required Lenders and (ii) no Default or Event of Default shall result from the assumption of such Indebtedness (regardless of principal amount);

        (i) (i) Indebtedness of any Eligible Material Subsidiaries not secured by any Lien on any assets or property of the Company or any of its Subsidiaries, other than in respect of letters of credit and (ii) Indebtedness of any Ineligible Material Subsidiary or Non-Material Subsidiary not secured by any Lien on any assets or property of the Company or any of its Subsidiaries, other than in respect of letters of credit; provided that in the case of clause (ii) the aggregate principal amount of all such Indebtedness outstanding does not exceed at any time an amount equal to 5% of the total tangible assets of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP as of the last day of the immediately preceding fiscal quarter;

        (j) (i) Indebtedness of any Eligible Material Subsidiary owing to the Company or any other Eligible Material Subsidiary and (ii) (A) Indebtedness of any Ineligible Material Subsidiary owing to the Company or any other Subsidiary or (B) Indebtedness of any Non-Material Subsidiary owing to the Company or any other Subsidiary; provided that in the case of clause (ii) the aggregate principal amount of all such Indebtedness outstanding does not exceed at any time an amount equal to 5% of the total tangible assets of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP as of the last day of the immediately preceding fiscal quarter;

        (k) other Indebtedness of the Company or any Subsidiary of the Company to Persons other than Subsidiaries that is secured by a Lien on any assets or property of the Company or any its Subsidiaries, provided that the aggregate principal amount of all such secured Indebtedness (other than existing secured Indebtedness described in Section 7.03(a)), does not exceed $50,000,000 at any time outstanding;

        (l) Indebtedness consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of the Company or its Subsidiaries in respect of transactions entered into in the ordinary course of business; provided that the aggregate principal amount of the Indebtedness in respect of which such guarantees (and other credit support) are provided shall not exceed at any time $10,000,000; and

        (m) reimbursement obligations (whether matured or contingent) in respect of letters of credit in an aggregate face amount not to exceed $100,000,000 at any time.

        7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

        (a) any Subsidiary of the Borrower may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries of the Company, and provided further, however, that when any Wholly-Owned Subsidiary of the Company is merging with another Subsidiary of the Company, a Wholly-Owned Subsidiary of the Company shall be the continuing or surviving Person, and when any Non-Material Subsidiary of the Company is merging with a Material Subsidiary of the Company, a Material Subsidiary of the Company shall be the continuing or surviving Person;

        (b) any Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or to another Subsidiary of the Company; provided that the transferee of any such assets in such a transaction shall be a Material Subsidiary that is a Wholly-Owned Subsidiary of the Company;

        (c) any Person may merge into or consolidate with the Company in a transaction in which the Company is the surviving Person;

        (d) the Company, SCI and Merger Sub may consummate the SCI Merger; and

        (e) in connection with a Permitted Acquisition, any Person may merge into or consolidate with (i) the Company, provided that the Company shall be the continuing or surviving Person or (ii) any Subsidiary of the Company, provided that if such Subsidiary is (a) a Wholly-Owned Subsidiary of the Company, such Wholly-Owned Subsidiary shall be the continuing or surviving Person or (b) a Material Subsidiary of the Company, such Material Subsidiary shall be the continuing or surviving Person.

        7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

        (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

        (b) Dispositions of inventory and other property in the ordinary course of business;

        (c) Dispositions of equipment or real property other than in the ordinary course of business to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

        (d) Dispositions of property by (i) any Eligible Material Subsidiary to the Company or to any other Eligible Material Subsidiary that is a Wholly-Owned Subsidiary, (ii) by any

Ineligible Material Subsidiary to the Company or any other Material Subsidiary that is a Wholly-Owned Subsidiary; and (iii) by any Non-Material Subsidiary to the Company or any Material Subsidiary that is a Wholly-Owned Subsidiary;

        (e) Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the aggregate book value of all property so Disposed of in any fiscal year shall not exceed 5% of the total tangible assets of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP as of the last day of the immediately preceding fiscal quarter;

        (f) Dispositions permitted by Section 7.04;

        (g) Non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

        (h) a sale or transfer of Permitted Receivables pursuant to one or more Permitted Securitizations, subject to the limitations set forth in Section 7.03(f) with respect to any such Permitted Securitizations; and

        (i) Dispositions not otherwise permitted hereunder; provided that (i) at the time of any Disposition, no Event of Default shall exist or shall result from such Disposition, and (ii) the Net Disposition Proceeds from such Dispositions by the Company and its Subsidiaries, together, shall not exceed in any fiscal year 5% of the total tangible assets of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP as of the last day of the immediately preceding fiscal quarter;

provided, however, that any Disposition pursuant to subsections (a) through (i) of this Section 7.05 shall be for fair market value; and provided further that, notwithstanding any of subsections (a) through (i) of this Section 7.05, in no case shall the Company or any Subsidiary of the Company be permitted to make any Disposition of (A) any accounts receivable, except in accordance with subsection
(h) of this Section 7.05 or in accordance with Section 7.04, (B) any Collateral or any Equity Securities of any Material Subsidiary, or (C) any Material Subsidiary or all or substantially all of the assets of any Material Subsidiary, except in accordance with subsection (h) of this Section 7.05.

        7.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

        (a) leases in existence on the date hereof and any renewal, extension or refinancing thereof;

        (b) operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Company or any Subsidiary after the date hereof;

        (c) leases in connection with any sale-leaseback arrangement permitted hereby; and

        (d) capital leases and Synthetic Lease Obligations to the extent permitted by Section 7.03.

        7.07 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

        (a) each Subsidiary may make Restricted Payments to the Company and to Wholly-Owned Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-Owned Subsidiary, to the Company and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

        (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person;

        (c) the Company and each Subsidiary may purchase, redeem or otherwise acquire (i) shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or (ii) non-cash rights distributed in connection with any stockholders' rights plan;

        (d) at any time the Company's Debt Rating by (i) S&P is "BB-" or higher and (ii) Moody's is "Ba3" or higher, the Company may (A) declare or pay cash dividends to its stockholders solely out of 50% of Consolidated Net Income of the Company arising after the date of this Agreement and computed on a cumulative consolidated basis with other such dividends by the Company since that date and (B) purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; provided, that, in each case immediately after giving effect to such proposed action, no Default or Event of Default would exist; provided further, that in the case of clause (B) the aggregate number of shares of a class of capital stock, warrants, rights or options to acquire shares of capital stock of the Company purchased, redeemed or otherwise acquired from and after the date of this Agreement shall at no time exceed a number equal to 5% of the number of outstanding shares of common stock of the Company on the Closing Date prior to giving effect to the SCI Merger (adjusted to reflect subsequent stock dividends, stock splits and recapitalizations);

        (e) Any First Tier Foreign Subsidiary which is a special purpose subsidiary formed in connection with a structured financing transaction, the proceeds of which are loaned to an Eligible Material Subsidiary, may pay dividends or other distributions or redeem its preferred stock in accordance with the terms of such financing; and

        (f) the Company and its Subsidiaries may make payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a Permitted Acquisition.

        7.08 ERISA; FOREIGN PLANS. (a) At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; or (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect;

        (b) (i) At any time engage in any transaction prohibited by any Law applicable to any Foreign Plan, (ii) fail to make full payment when due of all amounts due as contributions to any Foreign Plan or (iii) otherwise fail to comply with the requirements of any Law applicable to any Foreign Plan, which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

        7.09 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

        7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or any Subsidiary of the Company as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Company and any of its Wholly Owned Subsidiaries or between and among any Wholly Owned Subsidiaries; provided that the Company and its Subsidiaries may enter into transactions permitted by Section 7.02.

        7.11 BURDENSOME AGREEMENTS. Except to the extent included as of the Closing Date in the provisions of Contractual Obligations relating to the Indebtedness listed in Section 7.11 of the Disclosure Letter, enter into any Contractual Obligation that limits the ability (a) of any Subsidiary of the Company to make Restricted Payments to the Company or to otherwise transfer property to the Company or (b) of the Company or any Subsidiary of the Company to create, incur, assume or suffer to exist Liens on property of such Person (such a Contractual Obligation a "negative pledge"); provided, however, that this subsection shall not prohibit (i) any negative pledge or limitation on the making of Restricted Payments set forth in the Collateral Documents or the 364-Day Credit Agreement Loan Documents or (ii) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.03(e) or Section 7.03(f) or in favor of a Person who has been granted a Lien permitted under Section 7.01(v) or Section 7.01(w), in each case solely to the extent any such negative pledge relates to property financed by or the subject of such Indebtedness or the property subject to such Lien, as the case may be.

        7.12 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the FRB.

        7.13 FINANCIAL COVENANTS.

        (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of any fiscal quarter of the Company to be less than the sum of (a) 80% of Consolidated Tangible Net Worth as of the fiscal quarter ending December 31, 2001, (b) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after December 31,

2001 (with no deduction for a net loss in any such fiscal quarter), (c) an amount equal to 50% of the aggregate increases in Shareholders' Equity of the Company and its Subsidiaries after December 31, 2001 by reason of the conversion of debt securities of the Company or its Subsidiaries into capital stock, and
(d) an amount equal to 50% of the Net Issuance Proceeds of any issuance of capital stock of the Company or any of its Subsidiaries after December 31, 2001.

        (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than the following amounts:

                     Fiscal Quarter Ending         Minimum Ratio
                     ---------------------         -------------
                     September 30, 2001
                     December 31, 2001               2.00:1.00
                     March 31, 2002
                     June 30, 2002
                     September 30, 2002
                     December 31, 2002
                     March 31, 2003                  2.50:1.00
                     June 30, 2003                   2.75:1.00
                     September 30, 2003
                     and thereafter                  3.00:1.00

        (c) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 0.50:1.00.

        7.14 SCI MERGER DOCUMENTS. Alter, amend or otherwise change or supplement any material provision of the SCI Merger Documents or waive any material provision thereof.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

        8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

        (a) Non-Payment. Any Borrower shall fail to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or any L/C Obligation or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any facility, utilization or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable by such Borrower hereunder or under any other Loan Document; or

        (b) Specific Covenants. Any Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.12, 6.13, 6.14 or 6.16 or Article VII or a Guaranty or
a Stock Pledge Agreement; or

        (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (x) the date on which a Responsible Officer knew or reasonably should have known of such failure and (y) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or

        (d) Representations and Warranties. Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect when made or deemed made; or

        (e) Cross-Default. (i) The Company or any Subsidiary of the Company (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, the effect of which default or other event described in clause (A) or (B) is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $10,000,000; or

        (f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary of the Company other than a Foreign Non-Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or


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        (g) Inability to Pay Debts; Attachment. (i) The Company or Subsidiary of
the Company other than a Foreign Non-Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

        (h) Judgments. There is entered against the Company or any Subsidiary of the Company other than a Foreign Non-Significant Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgment that has, or could reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

        (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any Subsidiary of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

        (j) Collateral. Any defined "Event of Default" as defined in any Collateral Document shall have occurred and is continuing; any provision of any Collateral Document shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect or the Company or any Subsidiary of the Company or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest; or

        (k) Failure by any Guarantor to Perform Covenants; Invalidity of Guaranties. Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in its Guaranty on its part to be performed or observed, or any default shall occur under the Guaranty to which it is a party, and any such failure or default shall continue after the applicable grace period, if any, specified in such Guaranty as of the date of such failure, or any defined "Event of Default" as defined in any Guaranty shall have occurred and is continuing; except as provided in Section 6.13, or any Guaranty shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or


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        (l) Invalidity of Loan Documents. Any other Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any other Loan Document; or

        (m) Change of Control. There occurs any Change of Control.

        8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

        (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

        (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

        (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Outstanding Amount thereof); and

        (d) exercise on behalf of itself and the Lenders (or cause the Collateral Agent to exercise) all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of any event specified in subsection
(f) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

        9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

        (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision


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to the contrary contained elsewhere herein or in any other Loan Document, the
Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b) The Collateral Agent shall act on behalf of the Lenders and the Administrative Agent with respect to the Collateral and the Collateral Documents associated therewith; provided, however, that the Collateral Agent shall have all of the benefits and immunities provided to the Administrative Agent in this
Article IX with respect to any acts taken or omissions suffered by the Collateral Agent in connection with the Collateral and the Collateral Documents as fully as if the term "Administrative Agent" as used in this Article IX included the Collateral Agent with respect to such acts or omissions.

        (c) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

        9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral,


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or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

        9.04 RELIANCE BY ADMINISTRATIVE AGENT.

        (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

        (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

        9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.


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        9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.
Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, the value of and title to any Collateral and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and any other Loan Party. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective
Affiliates which may come into the possession of any Agent-Related Person.

        9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this


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Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

        9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder or the Collateral Agent and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

        9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Collateral Agent. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented toby the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Collateral Agent and the respective terms "Administrative Agent," "Collateral Agent" and "L/C Issuer" shall mean such successor administrative agent, collateral agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated; the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession; and the retiring Collateral Agent's rights, duties and powers as such shall be terminated, without any other or further act or deed on the part of such retiring Collateral Agent or any other Lender. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder


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until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any such replacement and release of Bank of America as the Collateral Agent under the Collateral Documents shall be effected pursuant to documentation in form and substance satisfactory to Bank of America.

        9.10 OTHER AGENTS; LEAD MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead arranger," "co-arranger" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

        9.11 COLLATERAL MATTERS.(a) The Administrative Agent and Collateral Agent each is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

        (b) The Lenders irrevocably authorize each of the Administrative Agent and the Collateral Agent, at their option and in their discretion, to release any Lien granted to or held by the Administrative Agent or the Collateral Agent, as the case may be, upon any Collateral (i) upon termination of the Aggregate Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder; or (iii) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 10.01. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's or the Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection, provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's and the Collateral Agent's rights under this Section.

                                   ARTICLE X.
                                  MISCELLANEOUS

        10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Company, and acknowledged by the Administrative Agent, do any of the following:


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        (a) extend or increase the Commitment of any Lender (or reinstate any
Commitment terminated pursuant to Section 8.02), except for any such increase made in accordance with Section 2.13;

        (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

        (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate;

        (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

        (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any change resulting from Section 2.13);

        (f) amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all the Lenders;

        (g) amend the definition of "Alternative Currency"; or

        (h) (i) release the Company from the Company Guaranty, (ii) release all or substantially all of the Guarantors from the Guaranties or (iii) release all or substantially all of the Collateral;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to all Lenders, the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to all Lenders, the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to all Lenders, the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of any Credit Extension required to be funded by it hereunder or that has a Voting Percentage deemed to be zero shall not have any right to approve or disapprove any


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amendment, waiver or consent hereunder, except that the Pro Rata Share of such
Lender may not be increased (except for any such increase resulting from Section 2.13) without the consent of such Lender.

        10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

        (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of any Borrower, the Administrative Agent, or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Company, the Administrative Agent and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall be in writing (which may be by facsimile) and shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

        (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

        (c) Limited Use of Electronic mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, subject to the applicable provisions of Section 6.02, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

        (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each


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Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

        10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Company agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs (other than the allocated cost of internal legal services and all disbursements of internal counsel) and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

        10.05 INDEMNIFICATION BY THE COMPANY. Whether or not the transactions contemplated hereby are consummated, the Company agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the


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Administrative Agent, the Collateral Agent, the Arranger and the Lenders under this Agreement or any other Loan Document or the SCI Merger; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), settlement costs or expenses, losses, costs or expenses (including reasonable Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim to the extent that such claim is determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Indemnitee's own gross negligence or willful misconduct. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

        10.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Administrative Agent, the Collateral Agent nor the Lenders shall be under any obligation to marshal any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof (or the Dollar Equivalent amount thereof) is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

        10.07 SUCCESSORS AND ASSIGNS.

        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent


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expressly contemplated hereby, the Indemnitees and the Collateral Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b) If the Administrative Agent, and so long as there is no Event of Default or Default has occurred and is continuing, the Company, each consents in writing (each such consent not to be unreasonably withheld or delayed), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 (or such lesser amount as the Administrative Agent, and, so long as no Event of Default or Default has occurred and is continuing, the Company, each consents to in writing), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05). Upon request, the Borrowers (at their expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.


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        (d) Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) release all or substantially all of the Collateral, (iii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iv) release all or substantially all of the Guarantors from the Guaranties. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01,
3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender.

        (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 10.16 as though it were a Lender.

        (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (g) If the consent of the Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Company prior to such fifth Business Day.

        (h) As used herein, the following terms have the following meanings:


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        "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, in the case of any assignment of a Loan, (ii) the L/C Issuer, and (iii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (B) an Event of Default has occurred and is continuing, the Company (each such approval referred to in clauses (i) through (iv) not to be unreasonably withheld or delayed).

        "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

        10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Company; (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally


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recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Loan Parties relating to the Loan Parties or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties; provided that, in the case of information received from the Loan Parties after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different than that of the deposit account. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.


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        10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which any Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.15 ADDITION OF DESIGNATED BORROWERS.

        (a) The Company may at any time designate any Subsidiary of the Company (an "Applicant Borrower") as a Designated Borrower to receive Loans in Alternative Currencies hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a "Designated Borrower Request and Assumption Agreement"). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form and substance satisfactory to the Administrative Agent and the Required Lenders, as may be required by the Administrative Agent and the Required Lenders in their sole discretion and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and the Required Lenders shall agree that an Applicant Borrower shall be entitled to request Loans in Alternative Currencies hereunder, then promptly following receipt of


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all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a "Designated Borrower Notice") to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to request Alternative Currency Loans, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement. The Obligations of the Company and each Designated Borrower that is not a Foreign Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.

        (b) Each Subsidiary of the Company that becomes a "Designated Borrower" pursuant to this Section 10.15 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

        10.16 TAX FORMS. (a) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrowers pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrowers pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the applicable Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other


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documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

        (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

        (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

        10.17 REMOVAL AND REPLACEMENT OF LENDERS.

        (a) Under any circumstances set forth herein providing that the Company shall have the right to remove or replace a Lender as a party to this Agreement, the Company may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Company; provided, however, that if the Company elects to exercise such right with respect to any Lender pursuant to
Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04. The Company shall (x) pay in full all principal, interest, fees and other amounts accrued or owing to such Lender through the date of removal or replacement (including any amounts payable pursuant to Section 3.05); provided that the making of such payment shall not preclude any claim by such Lender for amounts which shall become due to it thereafter in accordance with the terms of the Loan Documents, (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as such may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

        (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrowers shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05. The Borrowers may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrowers may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

        (c) This Section shall supersede any provision in Section 10.01 to the contrary.

        10.18 GOVERNING LAW.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        10.19 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        10.20 WAIVER OF IMMUNITY. To the extent that any Borrower which is a Foreign Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Foreign Subsidiary hereby irrevocably waives such immunity for itself and its property in respect of its obligations under the Loan Documents.

        10.21 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from them to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

        10.22 DESIGNATION AS SENIOR DEBT. All Obligations (a) shall be "Designated Senior Indebtedness" for purposes of and as defined in that certain Indenture dated as of May 5, 1999, between the Company and Norwest Bank Minnesota, N.A., as trustee, and all supplemental indentures thereto, (b) shall be "Designated Senior Indebtedness" for purposes of and as defined in that certain Indenture dated as of September 12, 2000, between the Company and Wells Fargo Bank Minnesota, National Association, as trustee, and all supplemental indentures thereto, (c) shall be "Designated Senior Indebtedness" for purposes of and as defined in that certain Indenture dated as of May 18, 1998, between Hadco Corporation, as issuer, and Hadco Santa Clara, Inc., Hadco Phoenix, Inc., CCIR of California Corp., and CCIR of Texas Corp., as guarantors, and State Street Bank and Trust Company, as trustee, and all supplemental indentures thereto (the "Hadco Indenture") and (d) shall be "Designated Senior Indebtedness" for purposes of and as defined in that certain Indenture dated as of March 15, 2000, between SCI Systems, Inc., as issuer, and Bank One Trust Company, National Association as trustee, and all supplemental indentures thereto.

                  (remainder of page intentionally left blank)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        SANMINA CORPORATION


                                        By:    /s/ RICK ACKEL
                                               ---------------------------------
                                        Name:  Rick Ackel
                                               ---------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------

                                        BANK OF AMERICA, N.A., AS
                                        ADMINISTRATIVE AGENT, LENDER AND
                                        L/C ISSUER


                                        By:    /s/ JAMES P. JOHNSON
                                               ---------------------------------
                                        Name:  James P. Johnson
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                        BARCLAYS BANK PLC


                                        By:    /s/ JOHN GIANNONE
                                               ---------------------------------
                                        Name:  John Giannone
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------

                                        FIRST UNION NATIONAL BANK


                                        By:    /s/ EILEEN McCRICKARD
                                               ---------------------------------
                                        Name:  Eileen McCrickard
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        CITICORP USA, INC.


                                        By:    /s/ AVRUM SPIEGEL
                                               ---------------------------------
                                        Name:  Avrum Spiegel
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------

                                        MORGAN STANLEY SENIOR FUNDING, INC.


                                        By:    /s/ Lucy Galbraith
                                               ---------------------------------
                                        Name:  Lucy Galbraith
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                        FLEET NATIONAL BANK


                                        By:    /s/ Greg Roux
                                               ---------------------------------
                                        Name:  Greg Roux
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------

                                        REGIONSBANK


                                        By:    /s/ Edwin P. Wilson
                                               ---------------------------------
                                        Name:  Edwin P. Wilson
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        By:    /s/ Katrina Flowers
                                               ---------------------------------
                                        Name:  Katrina Flowers
                                               ---------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------


                                        By:    /s/ June Hanson
                                               ---------------------------------
                                        Name:  June Hanson
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        THE BANK OF NOVA SCOTIA


                                        By:    /s/ Chris Osborn
                                               ---------------------------------
                                        Name:    Chris Osborn
                                               ---------------------------------
                                        Title:   Director
                                               ---------------------------------

                                        ROYAL BANK OF CANADA


                                        By:    /s/ Stephanie Babich
                                               ---------------------------------
                                        Name:   Stephanie Babich
                                               ---------------------------------
                                        Title:  Senior Manager
                                               ---------------------------------

                                        CREDIT SUISSE FIRST BOSTON


                                        By:     /s/ Vitaly G. Butenko
                                               ---------------------------------
                                        Name:   Vitaly G. Butenko
                                               ---------------------------------
                                        Title:  Associate
                                               ---------------------------------


                                        By:     /s/ Jeffrey Bernstein
                                               ---------------------------------
                                        Name:   Jeffrey Bernstein
                                               ---------------------------------
                                        Title:  Vice President
                                               ---------------------------------

                                        ABN AMRO BANK N.V.


                                        By:     /s/ Peter Hsu
                                               ---------------------------------
                                        Name:   Peter Hsu
                                               ---------------------------------
                                        Title:  Vice President
                                               ---------------------------------


                                        By:     /s/ Xiaochuan Zhang
                                               ---------------------------------
                                        Name:   Xiaochuan Zhang
                                               ---------------------------------
                                        Title:  Assistant Vice President
                                               ---------------------------------

                                        JPMORGAN CHASE BANK


                                        By:    /s/ William P. Rindfuss
                                               ---------------------------------
                                        Name:  William P. Rindfuss
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                                                   SCHEDULE 1.01


                               MANDATORY COST RATE

        The Mandatory Cost Rate is an addition to the interest rate on a Loan to compensate a Lender for the cost attributable to such Loan resulting from the imposition from time to time under the Bank of England Act 1998 (the "Act") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or Special Deposits (whether interest-bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund such a Loan.

        The Mandatory Cost Rate will be the percentage rate per annum (or the arithmetical average of the percentage rates where there is more than one Mandatory Cost Reference Lender supplying the same) determined by the Administrative Agent (rounded upward, if necessary, to four decimal places) as the rate resulting from the application (as appropriate) of the following formulae:

        (a) in relation to Loans or other unpaid amounts denominated in
Sterling:

                            XL + S(L - D) + F x 0.01
                          -----------------------------
                                  100 - (X + S)

        (b) in relation to Loans or other unpaid amounts denominated in any currency other than Sterling:

                                    F x 0.01
                                 --------------
                                       300

        where, in each case, on the day of application of the formula:

        X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which such Mandatory Cost Reference Lender is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

        L is the rate determined in accordance with subsection (a) of the definition of "Eurocurrency Rate" applicable to such Loan;

        F is the rate of charge payable by such Mandatory Cost Reference Lender to the FSA pursuant to paragraphs 2.02 or 2.03 (as the case may be) of the Fees Regulations (but for this purpose the figure at paragraph 2.02b or 2.03b (as the case may be) shall be deemed to be zero) and expressed in pounds per Pound Sterling 1 million of the Fee Base of such Mandatory Cost Reference Lender;

        S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which such Mandatory Cost Reference Lender is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

        D is the percentage rate per annum payable by the Bank of England to such Mandatory Cost Reference Lender on Special Deposits.

        (X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

        The Mandatory Cost Rate for any Interest Period shall be calculated at or about 11:00 a.m. (London time) on the first day of such Interest Period for the duration of such Interest Period.

        The determination of the Mandatory Cost Rate in relation to any Interest Period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

        If there is any change in circumstance (including the imposition of alternative or additional requirements, including capital adequacy requirements) which in the reasonable opinion of the Administrative Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Administrative Agent shall promptly notify the Company and the Lenders thereof and (following consultation with the Required Lenders) shall be entitled to vary the same with the prior written consent of the Company, which shall not be unreasonably withheld. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in a notice from the Administrative Agent to the Company and the Lenders.

        For the purposes of this Schedule:

               The terms "Eligible Liabilities" and "Special Deposits" shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

               "Fee Base" has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

               "Fees Regulations" means, as appropriate, either:

        (a) the Banking Supervision (Fees) Regulations 2000; or

        (b) such other law or regulations as from time to time may be in force, relating to the payment of fees for banking supervision.

                                                                   SCHEDULE 2.01


                                   COMMITMENTS
                               AND PRO RATA SHARES

           LENDER                            COMMITMENT           PRO RATA SHARE
           ------                            ----------           --------------
ABN AMRO Bank N.V.                         $50,000,000.00          10.000000000%
Bank of America, N.A.                       64,444,444.44          12.888888889
Barclays Bank PLC                           64,444,444.44          12.888888889
First Union National Bank                   33,333,333.33           6.666666667
Citicorp USA, Inc.                          64,444,444.44          12.888888889
Morgan Stanley Senior Funding,
  Inc.                                      16,666,666.67           3.333333333
Fleet National Bank                         33,333,333.33           6.666666667
RegionsBank                                 16,666,666.67           3.333333333
Wells Fargo Bank,                           33,333,333.33           6.666666667
   National Association
The Bank of Nova Scotia                     50,000,000.00          10.000000000
Royal Bank of Canada                        23,333,333.33           4.666666667
Credit Suisse First Boston                  16,666,666.67           3.333333333
JPMorgan Chase Bank                         33,333,333.33           6.666666667
                                          ---------------         -------------
             TOTAL                        $500,000,000.00         100.000000000%

                                                                  SCHEDULE 10.02

                   EUROCURRENCY AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

SANMINA CORPORATION
AND DESIGNATED BORROWERS
2700 North First Street
San Jose, CA  95134
Attention:      Rick Ackel, EVP & CFO
                Telephone:  408-364-3613
                Facsimile:  408-364-3636
                Electronic mail:  rick.ackel@sanmina.com
                Internet website: http://www.sanmina.com

OVERNIGHT COURIER DELIVERIES:

30 East Plumeria Drive
San Jose, CA  95134
Attention:      Walter J. Boileau, Vice President & Treasurer
                Telephone:  408-964-3536
                Facsimile:  408-964-3644
                Electronic mail:  walter.boileau@sanmina.com
                Internet website: http://www.sanmina.com

with a copy to:

Wilson Sonsoni Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304-1050
Attention:     Michael Occhiolini, Esq.
               Telephone:  650-493-9300
               Facsimile:  650-493-6811
               Electronic mail:  mocchiolini@wsgr.com

BANK OF AMERICA, N.A.
Administrative Agent's Office and Bank of America's Lending Office (for payments and Requests for Credit Extensions):

Bank of America, N.A.
Credit Services -- Agency
Mail Code:  CA4-706-05-09
1850 Gateway Boulevard, 5th Floor
Concord, CA  94520-3281
Attention:  Mr. Brian Graybill, AAO
Telephone:  (925) 675-8414
Facsimile:  (888) 969-9147
Electronic mail: brian.graybill@bankofamerica.com
Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices to L/C Issuer:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:     Sandra Leon
               Vice President
               Telephone:  213.345.5231
               Facsimile:  213.345.6694
               Electronic mail:  Sandra.Leon@bankofamerica.com

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
Mail Code:  CA5-701-05-19
1455 Market Street, 5th Floor
San Francisco, CA  94103-1339
Attention:       Matthew Gabel, Vice President
                 Telephone:  (415) 436-2614
                 Facsimile:  (415) 503-5060
                 Electronic mail:  matthew.gabel@bankofamerica.com
with a copy to:

Bank of America, N.A.
Portfolio Management -- Technology
Mail Code: CA5-705-12-14
555 California Street, 12th Floor
San Francisco, CA  94104
Attention:  James P. Johnson, Managing Director
             Telephone:  (415) 622-6177
             Facsimile:   (415) 622-4057
             Electronic mail:  james.johnson@bankofamerica.com

BARCLAYS BANK PLC
Requests for Credit Extensions:

Barclays Bank PLC, New York Branch
222 Broadway, 8th Floor
New York, NY  10038
Attention:  John Giannona
             Telephone: 212-412-3276
             Facsimile: 212-412-7511
             Electronic mail: JohnGiannona@barcap.com
             Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

Barclays Bank PLC, New York Branch
222 Broadway, 11th Floor
New York, NY  10038
Attention:  Tim Card
             Telephone: 212-412-4000
             Facsimile: 212-412-5306
             Electronic mail: Tim.Card@barcap.com

With a copy to:

Barclays Bank PLC, New York Branch
c/o Barclays Capital, Inc.
222 Broadway, 8th Floor
New York, NY  10038
Attention:  Gary B. Wenslow
            Telephone: 212-412-1562
            Facsimile: 212-412-7511
            Electronic mail: gary.wenslow@barcap.com

ABN AMRO BANK
Requests for Credit Extensions:

ABN AMRO Bank N.V.
208 South LaSalle Street
Suite 1500
Chicago, IL 60604-1003
Attention:  Nic Blea, Credit Officer
            Telephone: 312-992-5176
            Facsimile: 312-992-5111
            Electronic mail: dominic.blea@abnamro.com
            Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

ABN AMRO Bank N.V.
208 South LaSalle Street
Suite 1500
Chicago, IL 60604-1003
Attention:   Loan Administration
             Telephone: 312-992-5152
             Facsimile: 312-992-5157


With a copy to:

ABN AMRO Bank N.V.
101 California Street
San Francisco, CA  94111
Attention:  Peter Hsu
            Telephone: 415-983-2964
            Facsimile: 415-983-2960
            Electronic mail:   peter.hsu@abnamro.com

CITICORP USA, INC.
Requests for Credit Extensions:

CitiCorp USA, Inc.
One Sansome Street
27th Floor
San Francisco, CA  94104
Attention:   Avrum Spiegel, Director
             Telephone: 415-627-6358
             Facsimile: 415-433-0307
             Electronic mail:  Avrum.Spiegel@citi.com
             Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

Citicorp USA Inc.
One Sansome Street
25th Floor - GRB Technology Group
San Francisco, CA  94104
Attention:   Gwen Lee
             Telephone: 415-627-6336
             Facsimile: 415-433-0307
             Electronic mail: gwen.lee@citi.com

FIRST UNION NATIONAL BANK
Requests for Credit Extensions:

First Union National Bank
301 South College Street
Charlotte, NC  28078
Attention:   Jorge Gonzales, Managing Director & Senior Vice President
             Telephone: 704-613-5786
             Facsimile: 704-715-1117
             Electronic mail: jorge.gonzales@wachovia.com
             Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

First Union National Bank
301 South College Street
CP-17
Charlotte, NC  28078
Attention:   Erika Myers, Loan Portfolio Analyst
             Telephone: 704-383-0296
             Facsimile: 704-383-7999
             Electronic mail: Erika.myers@capmark.funb.com

MORGAN STANLEY SENIOR FUNDING, INC.
Requests for Credit Extensions:

Morgan Stanley Senior Funding, Inc.
1221 Avenue of the Americas
35th Floor
New York, NY  10020
Attention:   Stephen Hannan
             Telephone: 212-762-5814
             Facsimile: 212-762-9181
             Electronic mail: Stephen.Hannan@morganstanley.com

Notices (other than Requests for Credit Extensions):

Morgan Stanley Senior Funding, Inc.
1633 Broadway
26th Floor
New York, NY  10019
Attention:   James Morgan
             Telephone: 212-537-1470
             Facsimile: 212-537-1867, 212-537-1866
             Electronic mail: James.Morgan@morganstanley.com

With a copy to:

Morgan Stanley Senior Funding, Inc.
1585 Broadway
26th Floor
New York, NY  10036
Attention:   Lucy K. Galbraith, Managing Director
             Telephone: 212-761-1697
             Facsimile: 212-761-0587
             Electronic mail: lucy.galbraith@morganstanley.com


FLEET NATIONAL BANK
Requests for Credit Extensions:

Fleet National Bank
435 Tasso Street
Suite 250
Mail Stop CAFM55001A
Palo Alto, CA  94301
Attention:   Greg Roux
             Telephone: 650-470-4180
             Facsimile: 650-853-1425
             Electronic mail: gregory_roux@fleet.com
             Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

Fleet National Bank
100 Federal Street
Boston, MA  02110
Mail Stop MADE1009H
Attention:   Anna Tollis, Loan Administrator
             Telephone: 617-434-6946
             Facsimile: 617-434-1709
             Electronic mail: anna_tollis@fleet.com

REGIONSBANK
Requests for Credit Extensions:

RegionsBank
P.O. Box 680
Huntsville, AL  35804
Attention:   Edwin Wilson, Senior Vice President
             Telephone: 256-535-0198
             Facsimile: 256-535-0308
             Electronic mail: epwilson@regionsbank.com
             Ref:  Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

RegionsBank
P.O. Box 680
Huntsville, AL  35804
Attention:   Rebecca Simmons
             Telephone: 256-535-0331
             Facsimile: 256-535-0308
             Electronic mail: rsimmons@regionsbank.com

With a copy to:

RegionsBank
417 North 20th Street
Birmingham, AL  35226
Attention:   Mark Burr, Vice President - Natl. Div.
             Telephone: 205-326-7679
             Facsimile: 205-326-7788
             Electronic mail: MBURR@regionsbank.com

WELLS FARGO BANK, NATIONAL ASSOCIATION
Requests for Credit Extensions:

Wells Fargo Bank, NA
550 California Street
10th Floor
San Francisco, CA  94104-1010
MAC #A0112-101
Attention:   Katrina Flowers
             Telephone: 415-396-8634
             Facsimile: 415-989-4319
             Electronic mail: flowersk@wellsfargo.com
             Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

Wells Fargo Bank, NA
201 3rd Street
MAC # A0187-081
San Francisco, CA  94103
Attention:   Ginnie Padgett
             Telephone: 415-477-5374
             Facsimile: 415-512-1943, 415-979-0675
             Electronic mail: padgetgm@wellsfargo.com

THE BANK OF NOVA SCOTIA
Requests for Credit Extensions:

The Bank of Nova Scotia
600 Peachtree Street, N.E.
Suite 2700
Atlanta, GA  30308
Attention:     Lily Hsieh, Loan Operations Officer
               Telephone:  404-877-1523
               Facsimile:  404-888-8998
               Electronic mail:  lily_hsieh@scotiacaptial.com
               Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

The Bank of Nova Scotia
580 California Street
Suite 2100
San Francisco, CA  94104
Attention:   Chris Osborn, Director
             Telephone: 415-616-4170
             Facsimile: 415-397-0791
             Electronic mail: cosborn@scotiacapital.com

ROYAL BANK OF CANADA
Requests for Credit Extensions:

Royal Bank of Canada
287 Bowman Avenue
4th Fl. - Comm. & Tech.
Purchase, NY  10577-2517
Attention:   Stephanie Babich, Senior Manager
             Telephone: 914-696-6710
             Facsimile: 914-696-6717
             Electronic mail: Stephanie.Babich@rbccm..com
             Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

Royal Bank of Canada
One Liberty Plaza
New York, NY  10006-1404
Attention:     Ranslay Solomonsz, Loans Administration Manager
               Telephone:  212-428-6322
               Facsimile:  212-428-2372
               Electronic mail:  Ranslay.Solomonsz@royalbank.com

CREDIT SUISSE FIRST BOSTON
Requests for Credit Extensions:

Credit Suisse First Boston
11 Madison Avenue
New York, NY  10010-3629
Attention:   Vitaly Butenko
             Telephone: 212-325-1681
             Facsimile: 212-325-8319
             Electronic mail: vitaly.butenko@csfb.com
             Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

Credit Suisse First Boston
11 Madison Avenue
20th Floor
New York, NY  10010-3629
Attention:   Robert N. Finney, Managing Director
             Telephone: 212-325-9038
             Facsimile: 212-325-8319
             Electronic mail: robert.finney@csfb.com

JPMORGAN CHASE BANK
Requests for Credit Extensions:

JPMorgan Chase Bank
One Bush Street
San Francisco, CA  94104
Attention:   William Rindfuss
             Telephone: 415-371-4976
             Facsimile: 415-371-4881
             Electronic mail: william.rindfuss@jpmorgan.com
             Ref: Sanmina Corporation (Multi-Year Credit Agreement)

Notices (other than Requests for Credit Extensions):

JPMorgan Chase Bank
1 Chase Manhattan Plaza
8th Floor
New York, NY  10005
Attention:   Frank Pokras
             Telephone: 212-552-1246
             Facsimile: 212-552-5700
             Electronic mail: frank.pokras@jpmorgan.com

                                                                       EXHIBIT A

                                 FORM OF NOTICE

                                                        Date: ___________, _____


To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement (Multi-Year), dated as of December 6, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Sanmina Corporation, a Delaware corporation (the "Company"), certain Subsidiaries of the Company as co-borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the "Applicable Designated Borrower") (select one):

[ ] A Borrowing of Loans               [ ] A conversion or continuation of Loans

        1. On _________________ (a Business Day).

        2. In the amount of _________________.

        3. Comprised of  _____________.
           [Type of Loan requested]

        4. In the following currency: _________________.

        5. For Eurocurrency Rate Loans: with an Interest Period of _ months.

        6. On behalf of ____________________________ [insert name of applicable Designated Borrower].

        The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement. Other than in connection with a conversion or continuation of Loans, the Company hereby certifies on behalf of itself and, if applicable, the Applicable Designated Borrower, that the following statements are and will be true and correct on the date of the Credit Extension requested above, both before and after giving effect to the Credit Extension requested above:

        (a) the representations and warranties made by the Company and, if applicable, the Applicable Designated Borrower, in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be true and correct on and as of the date of the Credit Extension requested above, except to the extent that such representations and warranties specifically refer to any earlier date , in which case they shall be true and correct as of such earlier date, and except that this subsection (a) shall be deemed instead to refer to the last day of the most recent fiscal quarter and year for which financial statements have been delivered in respect of the representations and warranties made in Sections 5.05(a) and (b), respectively; and

        (b) no Default or Event of Default shall exist, or would result from the Credit Extension requested hereby.

                                        SANMINA CORPORATION


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        [APPLICABLE DESIGNATED BORROWER]


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT B

                                  FORM OF NOTE

                                                       ___________________, 200_

        FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of _____________________________ (the "Lender") on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement (Multi-Year), dated as of December 6, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement", the terms defined therein being used herein as therein defined), among the Borrower, certain co-borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

        This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and during the continuance of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


                                        [SANMINA CORPORATION]

                                        OR

                                        [DESIGNATED BORROWER]

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                           LOANS AND PAYMENTS WITH RESPECT THERETO


                                                          AMOUNT OF
                                                          PRINCIPAL
                                CURRENCY                      OR        OUTSTANDING
                 TYPE OF          AND         END OF       INTEREST      PRINCIPAL
                  LOAN         AMOUNT OF     INTEREST        PAID         BALANCE      NOTATION
   DATE           MADE         LOAN MADE      PERIOD      THIS DATE      THIS DATE     MADE BY
   ----         --------       ---------     --------    -----------    -----------    --------
-----------    -----------     ---------     --------    ------------   -----------    --------

-----------    -----------     ---------     --------    ------------   -----------    --------

-----------    -----------     ---------     --------    ------------   -----------    --------

-----------    -----------     ---------     --------    ------------   -----------    --------

-----------    -----------     ---------     --------    ------------   -----------    --------

-----------    -----------     ---------     --------    ------------   -----------    --------

-----------    -----------     ---------     --------    ------------   -----------    --------

-----------    -----------     ---------     --------    ------------   -----------    --------

-----------    -----------     ---------     --------    ------------   -----------    --------

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                       FINANCIAL STATEMENT DATE: ________ , ____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement (Multi-Year), dated as of December 6, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Sanmina Corporation, a Delaware corporation (the "Company"), certain Subsidiaries of the Company as co-borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

            [Use following for fiscal YEAR-END financial statements]

        1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal QUARTER-END financial statements]

        1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

        2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

        3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

                                  [select one:]

        [to the best knowledge of the undersigned, after due inquiry, no Default or Event of Default exists as of the date hereof.]

                                     --or--

        [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default, its nature and status and the action that the Company proposes to take with respect thereto:]

        4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, ___________________.

                                        SANMINA CORPORATION

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

        FOR THE QUARTER/YEAR ENDED ___________________("STATEMENT DATE")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.      SECTION 7.13(a) -- CONSOLIDATED TANGIBLE NET WORTH.

        A.     Consolidated Tangible Net Worth at Statement
               Date:

               1.     Shareholders' Equity:                                     $___________

               2.     Intangible Assets:                                        $___________

               3.     Consolidated Tangible Net Worth (Line I.A.1
                      less Line I.A.2):                                         $___________

        B.     Initial required amount (80% of Consolidated
               Tangible Net Worth as of the fiscal quarter ending
               December 31, 2001):                                              $___________

        C.     50% of Consolidated Net Income for each fiscal
               quarter ending after December 31, 2001 (no
               reduction for losses):                                           $___________

        D.     50% of increases in Shareholders' Equity after
               December 31, 2001 from conversion of debt securities:            $___________

        E.     50% of Net Issuance Proceeds of any issuance
               of capital stock of the Company or any of its
               Subsidiaries after December 31, 2001:                            $___________

        F.     Minimum required Consolidated Tangible Net Worth
               (Lines I.B + I.C + I.D + I.E):                                   $___________

        G.     Excess (deficit) for covenant compliance (Line I.A.3 -
               I.F):                                                            $___________

II.     SECTION 7.13(b) -- INTEREST COVERAGE RATIO.

        A. Consolidated EBIT for four consecutive fiscal quarters ending on above date ("Subject Period"):

               1.     Consolidated Net Income for Subject Period:               $___________

               2.     Consolidated Interest Charges for Subject
                      Period:                                                   $___________

               3.     The amount of taxes, based on or measured
                      by income, and or included in the determination
                      of Consolidated Net Income.                               $___________

               4.     Cash and noncash charges permitted under
                      definition of Consolidated EBIT[*]:                       $___________

               5.     Consolidated EBIT
                      (Lines II.A.1 + II.A.2 + II.A.3 + II.A.4):                $___________

        B.     Consolidated Cash Interest Charges for Subject Period:           $___________

        C.     Interest Coverage Ratio ((Line II.A.5) / (Line II.B)):           _____ to 1.00

        Minimum required (see Section 7.13(b)):                                 _____ to 1.00

III.    SECTION 7.13 -- LEVERAGE RATIO.

        A.     Consolidated Funded Indebtedness at Statement Date

               1.     Consolidated total Indebtedness:                          $___________

               2.     Amount of Line III.A.1 consisting of Indebtedness
                      described in clauses (b) and (c) of the definition
                      of Indebtedness:                                          $___________

               3.     Line III.A.1 - Line III.A.2:
$-----------

        B.     Consolidated Total Capitalization at Statement Date:             $___________

        C.     Leverage Ratio (Line III.A.3 / Line III.B):                      ____ to 1.00

        Maximum permitted:                                                      0.50 to 1.00

-------------

* [With respect to any cash or non-cash charge attach a worksheet setting forth in reasonable detail the nature of such charge.]

                                                                       EXHIBIT D

                            ASSIGNMENT AND ACCEPTANCE

        This Assignment and Acceptance (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [insert name of Assignor] (the "Assignor") and [insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (Multi-Year) identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities and Letters of Credit) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.      Assignor:
                   --------------------------------
2.      Assignee:                                  [and is an
                   --------------------------------
                   Affiliate/Approved Fund(1)]

3.      Borrower(s):  Sanmina Corporation
                      [Insert other Borrowers]

4.      Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.      Credit Agreement:     The Credit Agreement (Multi-Year), dated as of
                              December 6, 2001, among Sanmina Corporation (the
                              "Company"), certain Subsidiaries of the Company as co-borrowers, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and L/C
                              Issuer


-----------

(1)  Select as applicable.

6.      Assigned Interest:

                                Aggregate             Amount of         Percentage
                                Amount of            Commitment/       Assigned of
                            Commitment/Loans            Loans          Commitment/
   Facility Assigned         for all Lenders           Assigned          Loans(2)
   -----------------        -----------------        ------------      -----------
                     (3)
________________________   $________________     $________________     ____________%

________________________   $________________     $________________     ____________%

________________________   $________________     $________________     ____________%

________________________   $________________     $________________     ____________%

        Effective Date: __________________, 20__ [to be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]

        The terms set forth in this Assignment are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]

                                        By:
                                            ------------------------------------
                                            Title:

                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]

                                        By:
                                            ------------------------------------
                                            Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
    --------------------------------
    Title:

----------------------

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.).

    [Consented to:]4


By:
    --------------------------------
    Title:

-----------------

(4) To be added only if the consent of the Borrower and/or other parties (e.g., L/C Issuer) is required by the terms of the Credit Agreement.

                      ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

                          STANDARD TERMS AND CONDITIONS

        1. Representations and Warranties.

        1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder,
(iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or
(iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

        1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

        1.3 Assignee's Address for Notices, Etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

        2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.

        3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of California.

                     SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

                             ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                                                       EXHIBIT E


                         FORM OF STOCK PLEDGE AGREEMENT

                                 [See attached.]

                                                                       EXHIBIT F


                            FORM OF COMPANY GUARANTY

                                 [See attached.]

                                                                       EXHIBIT G


                           FORM OF SUBSIDIARY GUARANTY

                                 [See attached.]

                                                                       EXHIBIT H

                       FORM OF DESIGNATED BORROWER REQUEST
                            AND ASSUMPTION AGREEMENT

To: Bank of America, N.A., as Administrative Agent

        Re: Sanmina Corporation

Ladies and Gentlemen:

               This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 10.15 of that certain Credit Agreement (Multi-Year) dated as of December 6, 2001 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Sanmina Corporation and each Designated Borrower party to the Credit Agreement (each a "Borrower" and, collectively, the "Borrowers"), each Lender from time to time party hereto (collectively, the "Lenders"), and Bank of America, N.A. as Administrative Agent and L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

               Each of ______________________ (the "Designated Borrower") and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

               The documents required to be delivered to the Administrative Agent under Section 10.15 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

               The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities towards each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

               The parties hereto hereby request that the Designated Borrower be entitled to request Loans denominated in Alternative Currencies under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any rights to request any Loans for its account unless and until the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 10.15 of the Credit Agreement.

               This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

               THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        [______________], [Designated Borrower]


                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        SANMINA CORPORATION


                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT I

                       FORM OF DESIGNATED BORROWER NOTICE

To:     Sanmina Corporation

        The Lenders party to the Credit
        Agreement referred to below

        Re: Sanmina Corporation

Ladies and Gentlemen:

        This Designated Borrower Notice is made and delivered pursuant to
Section 10.15 of that certain Credit Agreement (Multi-Year) dated as of December 6, 2001 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Sanmina Corporation and each Designated Borrower party to the Credit Agreement (each a "Borrower" and, collectively, the "Borrowers"), each Lender from time to time party hereto (collectively, the "Lenders"), and Bank of America, N.A. as Administrative Agent and L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may request Loans denominated in Alternative Currencies for its account on the terms and conditions set forth in the Credit Agreement.

        This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT J


                     FORM OF OPINION OF U.S. COMPANY COUNSEL

                                 [See attached.]

                                                                       EXHIBIT K

                                JOINDER AGREEMENT

               Reference is made to that certain Credit Agreement (Multi-Year), dated as of December 6, 2001 (the "Credit Agreement"), among Sanmina Corporation. (the "Company"), certain Subsidiaries of the Company as co-borrowers, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

               The Company has requested that the Aggregate Commitments under the Credit Agreement be increased from $_____________ to $________________ in accordance with the provisions set forth in Section 2.13 of the Credit Agreement.

                To achieve the full amount of such requested increase, the Company, in accordance with Section 2.13 of the Credit Agreement, has invited ___________________ (the "New Lender") to become a Lender under the Credit Agreement, and the New Lender has agreed to become a Lender under the Credit Agreement pursuant to this Joinder Agreement (this "Agreement").

               Accordingly, the New Lender represents, warrants and agrees as follows:

               1. From and after the date of satisfaction of the conditions set forth in Section 10 of this Agreement (the "Effective Date"), the New Lender shall be a Lender under the Credit Agreement, and the New Lender agrees to perform all of the obligations of a Lender under, and to be bound in all respects by the terms of, the Credit Agreement to the same extent and with the same force and effect as if the New Lender were an original signatory thereto.

               2. As of the Effective Date, the Commitment of the New Lender under the Credit Agreement shall be $______________.

               3. The New Lender hereby confirms its acceptance of, and consents to, all representations and warranties, covenants, conditions, and other terms and provisions of the Credit Agreement, and to the terms and provisions contained in any other Loan Documents to which the Lenders, the Collateral Agent or the Administrative Agent are party.

               4. The New Lender represents and warrants to the Administrative Agent that:

                      (a) it is an Eligible Assignee;

                      (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Agreement, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith;

                      (c) this Agreement constitutes the legal and binding obligation of the New Lender;

                      (d) under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Company with respect to any payments to be made to the New Lender hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the New Lender's signature below, no tax forms described in Section 10.16(a) of the Credit Agreement are required to be delivered by the New Lender; and

                      (e) the New Lender has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Company delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement. The New Lender has independently and without reliance upon the Company, any other Borrower, the Administrative Agent, the Collateral Agent or any Lender, and based upon such information as the New Lender has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The New Lender will, independently and without reliance upon the Company, any other Borrower, the Administrative Agent, the Collateral Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

               5. The New Lender hereby appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof, together with such powers as are incidental thereto.

               6. If the New Lender desires Notes to evidence the Loans it may make to the Borrowers from time to time under the Credit Agreement, it shall request the Administrative Agent to procure Notes from each of the Borrowers.

               7. The New Lender hereby agrees to execute and deliver such other instruments, and take such other action, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement.

               8. This Agreement shall be binding upon the New Lender and shall inure to the benefit of the Administrative Agent and the Borrowers.

               9. This Agreement may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               10. The effectiveness of this Agreement is subject to the following conditions:

                      (a) the Administrative Agent shall have received executed counterparts hereto, in sufficient number for distribution to the Administrative Agent, the Company and the New Lender;

                      (b) the Administrative Agent shall have received any tax forms required to be delivered by the New Lender pursuant to Section
        10.16 of the Credit Agreement;

                      (c) the Administrative Agent shall have distributed to the Company and each Lender an amended Schedule 2.01 to the Credit Agreement (which shall be deemed incorporated into the Credit Agreement) reflecting any changes to that Schedule arising as a result of the increase in the Aggregate Commitments; and

                      (d) the Increase Effective Date shall have occurred.

               11. By countersigning this Agreement below, the Administrative Agent agrees to register the New Lender as a Lender under the Credit Agreement, effective as of the Effective Date, and agrees to adjust the registered Pro Rata Shares of each Lender under the Credit Agreement to reflect the increase in the Aggregate Commitments.

               12. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

               13. Attached hereto as Schedule 1 is all contact, address, account and other administrative information relating to the New Lender.

                  (remainder of page intentionally left blank)

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this ____ day of __________, ____.


[ ]     Tax forms required by           [INSERT NAME OF NEW LENDER],
        Section 10.16 of the            as the New Lender
        Credit Agreement included


                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

               The undersigned hereby acknowledge and consent to the foregoing joinder as of the Effective Date:


SANMINA CORPORATION

By:
      ----------------------------------
Name:
      ----------------------------------
Title:
      ----------------------------------


BANK OF AMERICA, N.A., as Administrative Agent


By:
      ----------------------------------
Name:
      ----------------------------------
Title:
      ----------------------------------

                                          SCHEDULE 1

                                     TO JOINDER AGREEMENT

                                    ADMINISTRATIVE DETAILS

Requests for Credit Extensions:

[Insert address of New Lender]

Attention:     ________________________
Telephone:     ________________________
Facsimile:     ________________________
Email:         ________________________

Notices (other than Requests for Credit Extensions):

[Insert address of New Lender]

Attention:     ________________________
Telephone:     ________________________
Facsimile:     ________________________
Email:         ________________________

Wire Instructions:

Bank:   [Insert name of New Lender]
        Account No.:  __________________
        Reference:    __________________
        ABA#:         __________________
        Attention:    __________________